                                                                     Exhibit 2.4

                            STOCK PURCHASE AGREEMENT

                                  by and among

                 PATHOLOGY ASSOCIATES INTERNATIONAL CORPORATION

                                (the "Company"),

                    SCIENCE APPLICATIONS INTERNATIONAL CORP.

                               (the "Stockholder")

                                       and

                        CHARLES RIVER LABORATORIES, INC.

                                    ("Buyer")

                          Dated as of December 21, 2000

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                                TABLE OF CONTENTS

SECTION 1.     CERTAIN DEFINITIONS.............................................1
SECTION 2.     PURCHASE AND SALE OF THE COMPANY SHARES.........................3
2.1     Purchase and Sale of the Company Shares................................3
2.2     Purchase Price.........................................................3
2.3     Adjustment to Purchase Price...........................................3
2.4     Closing................................................................4
2.5     Further Assurances.....................................................4
2.6     Transfer Taxes.........................................................4
SECTION 3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
               THE STOCKHOLDER.................................................4
3.1     General................................................................5
3.2     Organization and Qualification of the Company..........................5
3.3     Capitalization of the Company..........................................5
3.4     Subsidiaries or Other Investments......................................5
3.5     Authority; Binding Nature; No Conflict.................................5
3.6     Real Property..........................................................6
3.7     Title to Assets........................................................7
3.8     Sufficiency of Assets..................................................7
3.9     Financial Statements...................................................7
3.10    Taxes..................................................................8
3.11    Collectability of Accounts Receivable..................................9
3.12    Absence of Certain Changes.............................................9
3.13    Ordinary Course.......................................................11
3.14    Depositories; Powers of Attorney......................................11
3.15    Proprietary Rights....................................................11
3.16    Contracts.............................................................12
3.17    Government Contracts..................................................14
3.18    Litigation............................................................14
3.19    Compliance with Laws..................................................15
3.20    Insurance.............................................................15
3.21    Finder's Fee..........................................................15
3.22    Governmental Authorizations; Burdensome Agreements....................15
3.23    Corporate Records.....................................................16
3.24    Transactions with Interested Persons..................................16
3.25    Employee Benefit Programs.............................................16
3.26    Environmental Matters.................................................17
3.27    Non-Foreign Status....................................................18
3.28    Employees; Labor Matters..............................................18
3.29    Key Employees.........................................................19
3.30    Absence of Improper Payments..........................................19
3.31    Disclosure............................................................20
SECTION 4.     ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER...20
4.1     General...............................................................20
4.2     Company Shares........................................................20


                                      (i)

4.3     Authority.............................................................20
4.4     Agreements............................................................21
4.5     Investment Representations............................................21
SECTION 5.     REPRESENTATIONS AND WARRANTIES OF BUYER........................22
5.1     General...............................................................22
5.2     Organization and Qualification of Buyer...............................22
5.3     Authority; Binding Nature, No Conflict................................22
5.4     Finder's Fee..........................................................23
5.5     Private Offering......................................................23
5.6     Investigation by Buyer................................................23
SECTION 6.     COVENANTS OF THE COMPANY AND THE STOCKHOLDER...................24
6.1     General...............................................................24
6.3     Retention Bonuses.....................................................26
6.4     Consent...............................................................26
6.5     Notification; Updates to Disclosure Schedule..........................26
6.6     Consummation of Agreement.............................................27
6.7     Cooperation of the Company and Stockholder............................27
6.8     No Solicitation of Other Offers.......................................27
6.9     Confidentiality.......................................................27
6.10    No Transfer of Company Shares.........................................27
6.11    Affiliate Transactions................................................28
SECTION 7.     COVENANTS OF BUYER.............................................28
7.1     General...............................................................28
7.2     Confidentiality.......................................................28
7.3     Consummation of Agreement.............................................28
7.4     Authorization from Others.............................................28
7.5     Notice of Breach......................................................28
7.6     Accrued Bonuses.......................................................29
SECTION 8.     CERTAIN TAX MATTERS............................................29
8.1     General...............................................................29
8.2     Tax Periods Ending on or Before the Closing Date......................29
8.3     Tax Periods Beginning Before and Ending After the Applicable
        Closing Date..........................................................29
8.4     Payment of Taxes......................................................29
8.5     Cooperation and Exchange of Information...............................29
8.6     Section 338 Election..................................................30
8.7     Audits................................................................30
SECTION 9.     CONDITIONS TO CLOSING..........................................31
9.1     Conditions to the Obligations of the Parties..........................31
9.2     Conditions to the Obligations of Buyer................................31
9.3     Conditions to the Obligations of the Company and the Stockholder......33
SECTION 10.    TERMINATION OF AGREEMENT.......................................33
10.1    Termination...........................................................34
10.2    Effect of Termination.................................................34
SECTION 11.    INDEMNIFICATION................................................34
11.1    Survival..............................................................34
11.2    Indemnification by the Stockholder....................................35


                                      (ii)

11.3    Limitations on Indemnification by the Stockholder.....................35
11.4    Indemnification by Buyer..............................................36
11.5    Limitations on Indemnification by Buyer...............................36
11.6    No Contribution.......................................................37
11.7    No Consequential Damages..............................................37
11.8    Notice;  Defense of Claims............................................37
11.9    Sole Remedy...........................................................38
11.10   Right of Offset.......................................................38
SECTION 12.    MISCELLANEOUS..................................................38
12.1    Governing Law.........................................................39
12.2    Notices...............................................................39
12.3    Entire Agreement......................................................40
12.4    Assignability; Binding Effect.........................................40
12.5    Captions..............................................................40
12.6    Execution in Counterparts.............................................40
12.7    Modification, Amendment, Waiver.......................................40
12.8    Press Releases and Public Announcements...............................40
12.9    Arbitration...........................................................41
12.10   Consent of Third Parties..............................................41
12.11   Expenses..............................................................41
12.12   Restrictions Under Securities Laws....................................42
12.13   Remedies..............................................................42
12.14   Severability..........................................................42
12.15   Non-solicitation......................................................42

Exhibit A      -      Working Capital Target Calculation
Exhibit B      -      Unsecured Subordinated Convertible Note
Exhibit C      -      Retention Bonuses


                                     (iii)

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of December 21, 2000 by and among PATHOLOGY ASSOCIATES INTERNATIONAL CORPORATION (the "Company"), SCIENCE APPLICATIONS INTERNATIONAL CORPORATION (the "Stockholder") and CHARLES RIVER LABORATORIES, INC. ("Buyer").

      WHEREAS, the Stockholder is the sole owner of all of issued and outstanding capital stock of the Company (the "Company Shares"), which consists of 100 shares of common stock, $0.01 par value per share, of the Company (the "Common Stock"); and

      WHEREAS, subject to the terms and conditions set forth herein, the Stockholder desires to sell to Buyer, and Buyer desires to purchase from the Stockholder, all of the Company Shares.

      NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto hereby agree as follows:

SECTION 1. CERTAIN DEFINITIONS.

      For purposes of this Agreement:

      "Adjusted Purchase Price" means the Purchase Price as adjusted to reflect the Working Capital Adjustment.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Consent" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

      "Contract" means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

      "Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

      "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

      "GAAP" means generally accepted accounting principles as in effect in the United States applied on a consistent basis for all relevant periods.

      "Governmental Authority" means any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or
(c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

      "Governmental Authorization" means any (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law or (b) right under any Contract with any Governmental Authority.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Indebtedness" means, with respect to any Person, any and all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) under or relating to letters of credit (including any obligation to reimburse the letter of credit issuer with respect to amounts drawn on such instruments), (iv) for the deferred purchase price of goods or services (excluding trade payables incurred in the ordinary course of business), (v) under capital leases, (vi) with respect to bank overdrafts or otherwise reflected as negative cash in financial statements of such Person,
(vii) to pay any accrued dividends or dividends that have otherwise been declared and not yet paid, (viii) to guarantee obligations or liabilities of any other Person, and (ix) which are required by GAAP to be shown as debt on the balance sheet of such Person.

      "Independent Accountant" means such "Big 5" accounting firm as is mutually agreed upon by the Stockholder and Buyer.

      "Law" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

      "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred directly or consequential and whether due or to become due), including any Tax or other liability arising out of applicable statutory, regulatory or common law, any contractual obligation and any obligation arising out of tort.

      "Person" means any individual, Entity or Governmental Authority.

      "Working Capital Adjustment" means any increase or decrease, as the case may be, of the Purchase Price on a dollar for dollar basis for the amount by which the Working Capital Value of the Company as of the Closing Date exceeds or is less than the Working Capital Target.

      "Working Capital Target" means $7,848,000, the calculation of which is set forth in Exhibit A hereto.

      "Working Capital Value" means the book value of the Company's assets (net of depreciation or amortization) less its liabilities as of the Closing Date, determined (i) in accordance with GAAP consistent with the Company's past practices and (ii) adjusted under the following circumstances: (a) as specifically provided in this Agreement or any exhibit or schedule hereto, and
(b) to reflect those adjustments mutually agreed to by the Stockholder and Buyer or as resolved by the Independent Accountant pursuant to Section 2.3(b) if the Stockholder and Buyer are unable to agree. The fees and expenses described in
Section 12.11 hereof shall be fully paid or accrued as of the Closing Date and shall be fully reflected in the determination of Working Capital Value.

SECTION 2. PURCHASE AND SALE OF THE COMPANY SHARES.

      2.1 Purchase and Sale of the Company Shares. At the Closing, on the terms and conditions set forth in this Agreement, the Stockholder shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from the Stockholder, the Company Shares. At the Closing, the Stockholder shall deliver to Buyer certificates representing all of the Company Shares duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank, with such other documents as may be reasonably required by Buyer to effect a valid transfer of the Company Shares by the Stockholder to Buyer, free and clear of any and all Encumbrances.

      2.2 Purchase Price. In consideration of the transfer by the Stockholder to Buyer of the Company Shares, Buyer shall pay or cause to be paid to the Stockholder aggregate consideration of $40,579,600 (the "Purchase Price"), subject to adjustment as set forth in Section 2.3, comprised of (i) cash in the amount of $28,579,600 (the "Initial Cash Payment") and (ii) an Unsecured Subordinated Convertible Note in the original principal amount of $12,000,000 in substantially the form of Exhibit B hereto (the "Note"). The Initial Cash Payment shall be paid by Buyer at the Closing by wire transfer of immediately available funds to an account which shall be specified by the Stockholder at least three business days prior to the Closing or, if not so specified, by certified check. The Note shall be duly executed and delivered by Buyer to the Stockholder at the Closing.

      2.3 Adjustment to Purchase Price. As soon as practicable after the Closing, but in no event later than sixty (60) days after the Closing Date, Buyer shall review the books and records of the Company. Within said period, Buyer also shall (i) calculate the Working Capital Value of the Company as of the Closing Date, (ii) prepare a statement setting forth a detailed calculation of the Working Capital Adjustment and the Adjusted Purchase Price (the "Purchase Price Statement"), and (iii) within three (3) days after completion of the Purchase Price Statement, deliver the Purchase Price Statement to the Stockholder. For purposes of calculating the Working Capital Adjustment, Buyer may only make adjustments for items occurring after August 31, 2000. The Stockholder shall have thirty (30) days after receipt of the Purchase Price

Statement to give Buyer written notice of its objection to any item or calculation contained in the Purchase Price Statement. If the Stockholder does not give Buyer written notice of its objection to the Purchase Price Statement within such thirty (30) day period, such Purchase Price Statement shall be deemed final and conclusive with respect to the determination of the Working Capital Adjustment and the Adjusted Purchase Price and shall be binding on the parties for such purposes. If, however, the Stockholder objects to any items or calculations contained in the Purchase Price Statement, the parties shall meet and shall attempt in good faith to resolve such objections. If the parties are unable to resolve the Stockholder's objections within thirty (30) days following such objection, such objections and Buyer's responses thereto will be reviewed by the Independent Accountant, who shall resolve all such objections, make any necessary revisions to the Purchase Price Statement, and deliver the Purchase Price Statement (as so revised, if applicable) to Buyer and the Stockholder within fifteen (15) days after receiving written instructions to resolve such objections. The Purchase Price Statement as finalized by the Independent Accountant shall be deemed final and conclusive with respect to the Working Capital Adjustment and the Adjusted Purchase Price and shall be binding on the parties for such purposes. The fees and expenses of the Independent Accountant in resolving all such objections shall be borne (x) one-half by Buyer and (y) one-half by the Stockholder.

      If the Adjusted Purchase Price exceeds the Purchase Price, Buyer shall pay to the Stockholder in cash the amount of such excess within seven (7) days after final determination of the Adjusted Purchase Price pursuant to this Section 2.3. If the Purchase Price exceeds the Adjusted Purchase Price, the Stockholder shall pay to Buyer in cash the amount of such excess within seven (7) days after final determination of the Adjusted Purchase Price pursuant to this Section 2.3.

      2.4 Closing. The closing of the sale of the Company Shares by the Stockholder to Buyer pursuant to the terms of this Agreement (the "Closing") shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111 at 10:00 a.m. local time on the first business day after all of the conditions to closing set forth in Section 9 hereof are satisfied or, if applicable, waived, or at such other time, date and place as may be otherwise mutually agreed upon by the Company and Buyer (the "Closing Date").

      2.5 Further Assurances. The Stockholder shall, from time to time after the Closing at the request of Buyer, without further consideration, execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably request to more effectively transfer and assign to, and vest in, Buyer the Company Shares and all rights thereto, and to otherwise fully implement the provisions of this Agreement.

      2.6 Transfer Taxes. All sales and transfer taxes, fees and duties, if any, under applicable law incurred in connection with the sale and transfer of the Company Shares pursuant to this Agreement will be borne and paid by the Stockholder, and the Stockholder shall promptly reimburse each of Buyer and the Company for any such tax, fee or duty which it is required to pay under applicable law.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDER.

      3.1 General. As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Company and the Stockholder, jointly and severally, hereby make to Buyer the representations and warranties contained in this Section 3, subject to such exceptions as are specifically disclosed in the section of the disclosure schedule attached hereto and made a part hereof (the "Disclosure Schedule") corresponding to the Section of this Agreement to which such exception is intended to apply. For purposes of this Agreement, information shall be deemed to be "known" to or to the "knowledge" of the Company or the Stockholder if that information is actually known, or reasonably should be known after reasonable inquiry or investigation, by any officer or director of the Company or Kevin E. Murphy, John H. Nelson or Stephen D. Rockwood.

      3.2 Organization and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own and lease its properties and to conduct its business in the manner and in the places where such properties are owned and leased or such business is currently conducted. The copies of the Company's Certificate of Incorporation, as amended to date, certified by the Delaware Secretary of State (the "Company Certificate of Incorporation"), and of the Company's by-laws, as amended to date, certified by the Company's Secretary, and heretofore delivered to Buyer's counsel, are complete and correct at the date hereof, and no amendments thereto are pending. The Company is not in violation of any provision of the Company Certificate of Incorporation or by-laws. The Company is duly qualified to do business as a foreign corporation in each jurisdiction where the nature of its properties or the conduct of its business makes its qualification so necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, assets, properties, results of operations or financial condition (a "Material Adverse Effect") of the Company.

      3.3 Capitalization of the Company. The authorized capital stock of the Company consists solely of 1,000 shares of Common Stock, 100 shares of which are outstanding and none of which are held in treasury. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable and free of preemptive or similar rights. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of any additional shares of capital stock of the Company, and there are no outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities. No capital stock of the Company has ever been issued in violation of any federal or state law or in violation of any preemptive rights or any other rights of any other Person. There are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of any capital stock of the Company to which the Company or the Stockholder is a party and none of the outstanding shares of capital stock of the Company is subject to a right of first refusal or similar right. The Stockholder owns of record and beneficially, all of the issued and outstanding shares of capital stock of the Company.

      3.4 Subsidiaries or Other Investments. The Company does not have any subsidiaries and does not own, and has not agreed to purchase, any stock or equity interest in any Entity.

      3.5 Authority; Binding Nature; No Conflict.

      (a) The Company has full right, power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to this Agreement (each a "Company Ancillary Agreement" and collectively, the "Company Ancillary Agreements") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each Company Ancillary Agreement have been duly authorized by all necessary action on the part of the Company and the Stockholder and no other action on the part of the Company or the Stockholder is required in connection therewith. This Agreement and each Company Ancillary Agreement constitutes, or when executed and delivered will constitute, legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and except as the remedy of specific performance and other injunctive relief may be unavailable in certain cases.

      (b) The execution, delivery and performance by the Company of this Agreement and each Company Ancillary Agreement does not and will not: (i) violate any provision of the Company's Certificate of Incorporation or by-laws;
(ii) violate any Laws or require the Company to obtain any Consent from, or make any material filing with, any Person that has not been obtained or made, except as will be obtained or made prior to the Closing as set forth in Section 3.5 of the Disclosure Schedule; and (iii) result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other Contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any Encumbrance on any of the Company's assets or capital stock.

      3.6 Real Property. Except as set forth in Section 3.6 of the Disclosure Schedule, the Company does not own and has never owned any real property. All of the real property leased by the Company is identified in Section 3.6(a) of the Disclosure Schedule (the "Leased Real Property").

      (a) Status of Leases and Leasehold Interests. Section 3.6(a) of the Disclosure Schedule contains a complete and accurate list of all presently effective leases, lease amendments or modifications, subleases, assignments, licenses, guaranties and other agreements relating to the Company's use or occupancy of the Leased Real Property (each a "Lease" and collectively, the "Leases") and true and complete copies thereof have been delivered to Buyer or made available to its counsel. Each Lease has been duly authorized and executed by the Company and, to the knowledge of the Company and the Stockholder, the other parties to each Lease, and each Lease is in full force and effect. The Company is not in default under any provision of any Lease, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the Company's or Stockholder's knowledge, no other party to any Lease is in default under any material provision of any such Lease, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. The Company has good and valid leasehold title to the Leased Real Property, free and clear from all Encumbrances, except for (x) Encumbrances for current Taxes not yet due and payable and (y) minor Encumbrances that have arisen in the ordinary course of business and that do not (in any individual case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company. Except for rent amounts due pursuant to the Leases in the ordinary course of business, no fees, security deposits, advances or other amounts are due but not yet paid on with respect Leases.

      (b) Consents. Except as set forth in Section 3.6(b) of the Disclosure Schedule, (a) no Consent is required with respect to the transactions contemplated by this Agreement from any other party to any Lease and (b) no material filing with any Governmental Authority is required in connection therewith.

      (c) Condition of Real Property. To the knowledge of the Company or the Stockholder, there are no defects in the physical condition of any land, buildings or improvements constituting any of the Leased Real Property, which are material to the use of such Leased Real Property, including without limitation, structural elements, mechanical systems, parking and loading areas, and to the knowledge of the Company or the Stockholder, all such buildings and improvements are in good operating condition and repair, ordinary wear and tear excepted.

      (d) Compliance with Laws. The Company has not received any notice from any Governmental Authority of any violation of any Law or Governmental Authorization issued with respect to any Leased Real Property that has not been heretofore corrected and no such violation exists which, individually or in the aggregate, could have a material adverse effect on the Company or the operation or value of any Leased Real Property. The use and operation by the Company of all improvements located on or constituting part of the Leased Real Property are in compliance with all applicable Laws and Governmental Authorizations. The Company has not received any notice of any real estate tax deficiency or assessment that has not been satisfied. To the knowledge of the Company or the Stockholder, there exists no proposed material deficiency, claim or assessment with respect to any of the Leased Real Property, nor is there any pending or threatened condemnation of any Leased Real Property.

      3.7 Title to Assets. The Company owns and has good and valid title to, all assets purported to be owned by it, except for such imperfections of title which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the assets subject thereto or affected thereby. All of such assets are owned by the Company and are free and clear of all Encumbrances, except for (x) any Encumbrance for current Taxes not yet due and payable and (y) minor Encumbrances that have arisen in the ordinary course of business and that do not (in any individual case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

      3.8 Sufficiency of Assets. Section 3.8 of the Disclosure Schedule lists all material items of equipment, machinery and other tangible assets owned, leased or licensed by the Company. Such equipment, machinery and other assets are adequate for the uses to which they are being put, are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Company in the manner in which such business is currently being conducted.

      3.9 Financial Statements.

      (a) The Company has delivered to Buyer unaudited balance sheets of the Company as of January 31, 2000 (the "Base Balance Sheet") and statements of income for the fiscal year then ended (the "FY2000 Financial Statements"). The Company has delivered to Buyer an unaudited balance sheet (the "Interim Balance Sheet") of the Company as of August 31, 2000 and statements of income for the seven-month period then ended (the "Interim Financial Statements" and, together with the FY2000 Financial Statements, the "Financial Statements"). All of the Financial Statements have been prepared in accordance with GAAP consistent with past practices, except that the Interim Balance Sheet is subject to normal non-material year-end adjustments. All of the Financial Statements are complete and correct in all material respects and present fairly in all material respects the financial condition of the Company at the dates of such Financial Statements and the results of its operations for the periods covered thereby.

      (b) The Company has no Liabilities of any nature, except Liabilities (i) stated or adequately reserved against on the Interim Balance Sheet, (ii) set forth in Section 3.9(b) of the Disclosure Schedule, (iii) incurred in the ordinary course of business of the Company consistent with past practice since the date of the Interim Balance Sheet or (iv) incurred by the Company in connection with the transactions contemplated by and consistent with the terms of this Agreement.

      3.10 Taxes.

      (a) The Company has timely paid or caused to be paid all federal, state, local, foreign and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it through the date hereof whether or not disputed.

      (b) The Company has timely filed all federal, state, local and foreign tax returns (collectively, "Tax Returns") required to be filed by it through the date hereof, has paid all Taxes shown as due on such Tax Returns and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. Except as set forth in Section 3.10(b) of the Disclosure Schedule, no extension of time with respect to any date on which a Tax Return was or is to be filed by the Company is in force, and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any Taxes.

      (c) No tax assessment or deficiency has been made or proposed against the Company nor has the Company received any notice of any proposed tax audit, assessment or deficiency. Except as set forth in Section 3.10 of the Disclosure Schedule, no claim or proceeding is pending or, to the knowledge of the Company or the Stockholder, has been threatened against or with respect to the Company in respect of any Taxes. There is no Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to
Section 280G or Section 162 of the Code.

Except as set forth in Section 3.10(c) of the Disclosure Schedule, the Company is not and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar agreement. The Company has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign tax law). The Company has not made a distribution of stock of a controlled corporation to which Section 355(e) of the Code applies. The Company has never entered into a closing agreement pursuant to Section 7121 of the Code.

      3.11 Collectability of Accounts Receivable. Except as set forth in Section
3.11 of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the date of the Interim Balance Sheet and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business and (ii) are current, valid and enforceable and will be collected in full when due, without any counterclaim or set off. The Company has no accounts or loans receivable from any Person which is affiliated with the Company or from any director, officer or employee of the Company.

      3.12 Absence of Certain Changes. Except as set forth in Section 3.12 of the Disclosure Schedule, since the date of the Interim Balance Sheet there has not been:

      (a) any change in the financial condition, properties, assets, liabilities, business or operations of the Company, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had, or could reasonably be expected to have, a Material Adverse Effect on the Company;

      (b) any Liability incurred by the Company as guarantor or otherwise with respect to the obligations of others or any cancellation of any Indebtedness or claim owing to, or waiver of any material right of, the Company;

      (c) any Encumbrance placed on any of the properties or assets of the Company which remains in existence on the date hereof or will remain in existence on the Closing Date, except for minor Encumbrances that have arisen in the ordinary course of business and that do not (in any individual case or in the aggregate) materially detract from the value of the properties or assets or the Company;

      (d) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company other than in the ordinary course of business;

      (e) any material loss, damage or destruction to, or any material interruption in the use of, any material assets of the Company;

      (f) any declaration, setting aside or payment of any dividend by the Company, or the making of any other distribution in respect of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of its capital stock;

      (g) any sale, issuance or authorization of the issuance of (i) any capital stock or other security of the Company, (ii) any option or right to acquire any capital stock or any other security of the Company or (iii) any instrument convertible into or exchangeable for any capital stock or other security of the Company;

      (h) any labor trouble or claim of unfair labor practices involving the Company; any change in the compensation payable or to become payable by the Company to any of its officers, employees, agents or independent contractors other than normal increases in accordance with its usual practices; or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors other than normal bonuses in accordance with its usual practices which were less than $10,000 individually or $25,000 in the aggregate;

      (i) any change in the corporate officers or senior management of the Company;

      (j) any payment or discharge of a Liability or Encumbrance of the Company which was not shown on the Interim Balance Sheet or incurred in the ordinary course of business thereafter;

      (k) any obligation or Liability incurred by the Company to any of its officers, directors, stockholders or employees, or any loans or advances made by the Company to any of its officers, directors, stockholders or employees, except normal compensation, benefits and expense allowances payable to officers or employees;

      (l) any material change in accounting methods or practices, credit practices or collection policies used by the Company;

      (m) any capital expenditure by the Company exceeding $25,000 individually or $100,000 in the aggregate;

      (n) any formation or acquisition of any subsidiary or equity interest or other interest in any other Entity by the Company;

      (o) any waiver of any material terms of any Contract (or series of related Contracts) to which the Company is a party or by which it is bound, which Contract involves or is likely to involve payment by or to the Company in excess of $50,000;

      (p) any acceleration, termination or cancellation of any Contract (or series of related Contracts) to which the Company is a party or by which it is bound, the acceleration, termination or cancellation of which has had or could reasonably be expected to have a Material Adverse Effect;

      (q) any delay or postponement of the payment of (i) any accounts payable or (ii) any other Liabilities outside the ordinary course of the business;

      (r) any termination or, to the knowledge of the Company or the Stockholder, any oral or written threat or indication of intent by one or more material distributors, customers, licensors or suppliers of the Company to terminate its respective business relationships with the Company or that it will not continue to do business with the Company on such terms and subject to conditions at least as favorable to the Company as the terms and conditions currently provided to the Company;

      (s) any grant of any license or sublicense of any rights or material modification of any rights under or with respect to, or settlement regarding any infringement, misappropriation or alleged infringement or misappropriation of rights in any Proprietary Rights;

      (t) any entry into or termination of employment contracts or collective bargaining agreements, whether written or oral, or material modifications of the terms of any existing employment contract or collective bargaining agreement;

      (u) any adoption, amendment, modification or termination of or payment (other than routine payments of claims) pursuant to any Employee Plan or Contract for the benefit of any director, officer or employee of the Company (or other action with respect to any other Employee Plan) other than in the ordinary course of business;

      (v) any charitable pledge or other contribution or gift by the Company outside the ordinary course of the business; and

      (w) any agreement or understanding whether in writing or otherwise, for the Company to take any of the actions specified in paragraphs (a) through (v) above.

      3.13 Ordinary Course. Since the date of the Interim Balance Sheet, the Company has conducted its business only in the ordinary course and consistently with its prior practices.

      3.14 Depositories; Powers of Attorney. Sections 3.14(a) and (b) of the Disclosure Schedule set forth, respectively, (a) the name and a brief description of all bank accounts, lock-boxes, safe deposit boxes, money market funds, certificates of deposit, stocks, bonds, notes and other securities in the name of or owned by the Company and the names of all persons authorized to draw thereon or to have access thereto and (b) the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company (a true, complete and correct copy of which has been delivered to Buyer).

      3.15 Proprietary Rights.

      (a) The Company has exclusive ownership of, or the valid right to use, all Proprietary Rights that are used in the business of the Company as presently conducted. For purposes of this Agreement, "Proprietary Rights" shall mean patents, trademarks, service marks, trade names and copyrights; all applications to register any of the foregoing; all franchises, trade secrets, inventions, customer lists, manufacturing or other processes, designs, computer software, data compilations, research results and other confidential or legally protected information. There are no claims or demands of any other Person pertaining to any of the Proprietary Rights and no proceedings have been instituted, are pending or, to the knowledge of the Company or the Stockholder, threatened, which challenge the rights of the Company in respect thereof.

      (b) The Company does not own or lease any patents, patent applications, trademark applications, trademark registrations or registered copyrights.

      (c) The Company is the owner by assignment or as a "work for hire" of all Proprietary Rights created by the Company's employees. All employees have entered into employee proprietary information and inventions agreements with the Company (the "Inventions Agreements") in the form previously provided to Buyer. The Inventions Agreements are in full force and effect. Neither the Company nor, to the knowledge of the Company or the Stockholder, any other party thereto is in default thereunder, and all of the rights of Company thereunder will continue in full force and effect upon consummation of the transactions contemplated hereby.

      (d) There are no licenses or other Contracts under which the Company has granted exclusive rights to others in Proprietary Rights owned or licensed by the Company and used in the business of the Company as presently conducted.

      (e) The Company has taken all reasonably prudent action to establish and preserve its ownership of all Proprietary Rights with respect to its products, services and technology. The Company has taken reasonably prudent action to ensure that non-public information of the Company has not become available to any Person other than employees and agents of the Company except pursuant to enforceable written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. To the knowledge of the Company or the Stockholder, no third party has infringed any Proprietary Rights of the Company.

      (f) To the knowledge of the Company and the Stockholder, the present business, activities and products of the Company do not infringe any Proprietary Rights of any other Person. No proceeding charging the Company with infringement of any Proprietary Rights has been filed or, to the knowledge of the Company or the Stockholder, is threatened to be filed. To the knowledge of the Company or the Stockholder, the Company is not making unauthorized use of any confidential information or trade secrets of any person.

      3.16 Contracts. Section 3.16 of the Disclosure Schedule sets forth all material Contracts to which the Company is a party or by which it or its properties is bound (each a "Company Contract"). Without limiting the foregoing,
Section 3.16 of the Disclosure Schedule lists:

      (a) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor, and any Company Contract pursuant to which the Company is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; and any Company Contract pursuant to which the Company is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) to any current or former employee or director in excess of $10,000 individually or $25,000 in the aggregate;

      (b) each Company Contract for the purchase of any commodity, material or equipment except purchase orders in the ordinary course;

      (c) each Company Contract providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

      (d) each Company Contract for the sale or lease of its products or services not made in the ordinary course of business;

      (e) each Company Contract imposing any restriction on the right or ability of the Company (A) to compete with any Person; (B) to acquire any product or other asset or any services from any other Person; (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person or class or category of Persons, (E) to perform services for any other Person or class or category of Persons, or (F) to transact business or deal in any other manner with any other Person or class or category of Persons;

      (f) each Company Contract for the purchase of any fixed asset for a price in excess of $25,000 whether or not such purchase is in the ordinary course of business;

      (g) each indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money or any guarantee thereof (if applicable, a description on any prepayment penalties or similar obligations);

      (h) each Company Contract with any officer, employee, director or stockholder of the Company or with any Persons controlled by or affiliated with any of them;

      (i) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

      (j) each Company Contract relating to the acquisition, issuance or transfer of any securities;

      (k) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

      (l) any Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration to the Company in an amount or having a value in excess of $50,000 in the aggregate or (B) the performance of services by the Company having a value in excess of $50,000 in the aggregate;

      (m) any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration by the Company in an amount or having a value in excess of $10,000 in the aggregate or (B) the performance of services for the Company having a value in excess of $10,000 in the aggregate, in each case other than Company Contracts that have a term of less than 30 days or that may be terminated by the Company or its successor (without penalty) within 30 days after the delivery of a termination notice by the Company;

      (n) all Contracts with Governmental Authorities; and

      (o) any other Company Contract that is material to the business of the Company.

      The Company has made available to Buyer accurate and complete copies of all written Company Contracts identified in Section 3.16 of the Disclosure Schedule, including all amendments thereto. Section 3.16 of the Disclosure Schedule provides an accurate description of the terms of each Company Contract that is not in written form. Each Company Contract identified in Section 3.16 of the Disclosure Schedule is in full force and effect, and is enforceable by the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and except as the remedy of specific performance and other injunctive relief may be unavailable in certain cases. Except as set forth in Section 3.16 of the Disclosure Schedule or as could not reasonably be expected to have a Material Adverse Effect on the Company (either individually or in the aggregate): (i) the Company has not violated or breached, or committed any default under, any Company Contract identified in Section 3.16 of the Disclosure Schedule, and, to the knowledge of the Company or the Stockholder, no other party to such Company Contract has violated or breached, or committed any default under, any such Company Contract;
(ii) to the knowledge of the Company or the Stockholder, no event has occurred, and no circumstances or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract identified in Section
3.16 of the Disclosure Schedule, (B) give any person the right to declare a default under or exercise any remedy for breach of any Company Contract identified in Section 3.16 of the Disclosure Schedule, (C) give any Person the right to accelerate the maturity or performance of any Company Contract or (D) give any Person the right to cancel, terminate or modify any Company Contract identified in Section 3.16 of the Disclosure Schedule; (iii) the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under any Company Contract; and (iv) the Company has not waived any of its material rights under any Company Contract.

      3.17 Government Contracts. Except as set forth in Section 3.16(n) of the Disclosure Schedule, the Company is not a party to any Contract with any Governmental Authority. The Company is not subject to any claims, penalties or causes of action, the basis of which is an actual or alleged violation of, or noncompliance with, any applicable Law (a) related to a Contract between the Company and any Governmental Authority, which Contract relates or is related to the business of the Company or (b) related to a Contract between the Company and any other Person, which Contract relates or related to the business and renders or rendered the Company a subcontractor at any tier to a prime contract with any Governmental Authority. To the knowledge of the Company or the Stockholder, there is no reasonable basis for any claim, penalty or cause of action against the Company alleging a violation of, or noncompliance with, any applicable Law related to any Contract described in clauses (a) or (b) above of this Section
3.17 to which the Company is a party and that relates or related to its business. For purposes of this Section 3.17, claims, penalties and causes of action alleging a violation of, or noncompliance with, any applicable Law include, without limitation, those purporting to be based on failure to comply with cost accounting standards, allowable costs, allocation of costs, omissions or errors in disclosure statements, omissions or errors in certifications, false or misleading statements or omissions in connection with claims for payments or defective pricing.

      3.18 Litigation. Section 3.18 of the Disclosure Schedule lists all pending litigation and governmental or administrative proceedings or investigations to which the Company is a party. Except for the matters described in Section 3.18 of the Disclosure Schedule, there is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of the Company or the Stockholder, threatened against the Company. With respect to each matter set forth on Section
3.18 of the Disclosure Schedule, the Disclosure Schedule sets forth a description of the matter, the forum (if any) in which it is being conducted, the parties thereto and the type and amount of relief sought. For the purpose of determining whether the Buyer Indemnified Parties are entitled to indemnification under Section 11, the matters set forth in Section 3.18 of the Disclosure Schedule shall not be deemed to modify the representations and warranties set forth in this Section 3.18.

      3.19 Compliance with Laws. The Company is in compliance in all material respects with all Laws which apply to the Company or to the conduct of its business.

      3.20 Insurance. The Company does not maintain any insurance polices.
Section 3.20 of the Disclosure Schedule identifies all insurance policies necessary to the Company's day to day operations that are maintained by the Stockholder for the benefit of the Company, identifies any material claims made thereunder, and includes a summary of the amounts and types of coverage and the deductibles under each such insurance policy. Each of the insurance policies identified in Section 3.20 of the Disclosure Schedule is in full force and effect and all premiums with respect thereto are currently paid. The Company has not received any notice or other communication regarding any actual or possible
(a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Such insurance is sufficient for compliance by the Company with all Laws and Contracts to which the Company is a party or by which it is bound. The consummation of the transactions contemplated hereby will not cause such insurance polices to cease to be in full force and effect.

      3.21 Finder's Fee. Neither the Company nor the Stockholder has taken any action or entered into any agreement pursuant to which the Company has incurred or will become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

      3.22 Governmental Authorizations; Burdensome Agreements. Section 3.22 of the Disclosure Schedule lists all Governmental Authorizations required for the Company to conduct its business as presently conducted. The Company has obtained all such Governmental Authorizations, which are valid and in full force and effect, and is operating in material compliance therewith. The Company is, and at all times has been, in substantial compliance with the terms and requirements of the Governmental Authorizations. The Company has never received any written notice or, to the Company's or Stockholder's knowledge, other communication from any Governmental Authority regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorizations or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorizations. The Company is not subject to or bound by any Contract, judgment, decree or order which could, if performed in accordance with its terms, reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

      3.23 Corporate Records. The corporate record books of the Company accurately reflect all corporate action taken by its stockholders and boards of directors and committees. The copies of the corporate records of the Company, as made available to Buyer for review, are true and complete copies of the originals of such documents.

      3.24 Transactions with Interested Persons. None of the Company, the Stockholder, any officer, supervisory employee or director of the Company or, to the knowledge of Company or the Stockholder, any of their respective spouses or immediate family members, owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of Company, or any organization which has a material Contract with the Company or (ii) has directly or indirectly engaged in any transaction involving any lease or other transaction of the transfer of any material (measured at the time of such transaction or as of the date hereof) cash, property or rights to or from the Company from, to or for the benefit of any affiliate or former affiliate of the Company.

      3.25 Employee Benefit Programs.

      (a) Section 3.25 of the Disclosure Schedule sets forth all Employee Plans (as hereinafter defined) to which the Company contributes or is obligated to contribute, under which the Company has or may have any liability for premiums or benefits, or which benefits any current or former employee, director, consultant or independent contractor of Company or any beneficiary thereof (each a "Company Plan"). For purposes of this Agreement, the term "Employee Plan" means any plan, program, agreement, policy or arrangement (a "plan"), whether or not reduced to writing, that is: (i) a welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Welfare Plan"); (ii) a pension benefit plan within the meaning of Section 3(2) of ERISA; (iii) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan; or (iv) any other deferred-compensation, retirement, welfare-benefit, bonus incentive or fringe-benefit plan whether for the benefit of a single individual or a group of individuals. With respect to each Company Plan, the Company has made available to Buyer accurate current and complete copies of each of the following: (1) the plan document together with all amendments; (2) where applicable, copies of any trust agreements, custodial agreements, insurance policies, administration agreements and similar agreements and investment management or investment advisory agreements; (3) copies of any summary plan description, employee handbooks or similar employee communications and administrative forms; (4) in the case of any plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination letter from the IRS; and (5) in the case of any plan for which Forms 5500 are required to be filed, a copy of the two most recently filed Forms 5500, with schedules attached.

      (b) Neither the Company nor any corporation, trust, partnership or other entity that would be considered as a single employer with the Company under
Section 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code has ever maintained or been required to contribute to any Employee Plan subject to Title IV of ERISA.

      (c) Each Company Plan that is intended to be qualified under Section 401(a) of the Code is so qualified. Each Company Plan, including any associated trust or fund, has been administered in accordance with its terms and with applicable law, and nothing has occurred with respect to any Company Plan that has subjected or could subject the Company or any plan participant to a penalty under Section 502 of ERISA or to an excise tax under the Code.

      (d) All required contributions to and premium payments on account of each Company Plan have been made or are reflected as liabilities on the Interim Balance Sheet.

      (e) Section 3.25 of the Disclosure Schedule sets forth each and every pending or threatened lawsuit, claim or other controversy relating to a Company Plan, other than claims for benefits in the ordinary course. No Company Plan is the subject of an IRS or Department of Labor examination or a government sponsored amnesty, voluntary compliance, self-correction or similar program.

      (f) Other than as required under Section 601 et seq. of ERISA and corresponding provisions of state law, no Company Plan that is a Welfare Plan provides benefits or coverage following retirement or other termination of employment.

      (g) The Company does not contribute, and has never contributed, to any "multiemployer plan" as defined in Section 3(37) of ERISA and has no actual or potential withdrawal liability with respect to any such plan.

      3.26 Environmental Matters.

      (a) (i) The Company has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Material (as defined below) except in compliance with applicable Law; (ii) no Hazardous Material was spilled, released to the environment or disposed of at the property located at 15 Worman's Court, Frederick, Maryland (the "Worman's Mill Facility") that was previously owned by the Worman's Mill General Partnership, a Maryland general partnership in which the Company previously owned a partnership interest (the "Worman's Mill Partnership") prior to or during the period in which the Company was a partner of the Worman's Mill Partnership, (iii) no Hazardous Material has been spilled, released to the environment or disposed of at the Worman's Court Facility or any other site presently or formerly leased by the Company during the Company's tenancy except in compliance with applicable Law, and to the knowledge of the Company or the Stockholder, no Hazardous Material has ever been located in the soil or groundwater at any such site; (vi) no Hazardous Material has ever been transported from any site presently or formerly owned or leased by the Company for treatment, storage, or disposal at any other place except in compliance with applicable Law; (v) the Company does not presently own, lease or operate nor has it previously owned, leased or operated any underground storage tanks; and (vi) no Encumbrance has ever been imposed by any Governmental Authority on any property, facility, machinery, or equipment owned or leased by the Company in connection with the presence of any Hazardous Material.

      (b) (i) The Company has no material liability under, nor has the Company ever materially violated or failed to comply with, any applicable Environmental Law (as defined below); (ii) the Company, any property owned, operated, leased, or used by the Company, and any facilities and operations of the Company thereon, are presently in compliance in all material respects with all applicable Environmental Laws; (iii) except as set forth in Section 3.26(b) of the

Disclosure Schedule, the Company has never been threatened with, entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or complaint or claim with respect to any Environmental Law matter or the enforcement of any applicable Environmental Law.

      (c) To the knowledge of the Company and to the Stockholder, no site owned or leased by the Company contains any asbestos or asbestos-containing material, any polychlorinated biphenyls ("PCBs") or equipment containing PCBs, or any urea formaldehyde foam insulation.

      (d) The Company has made available to Buyer copies of all documents, records, and information in the possession of the Company concerning any Environmental Law matter involving and/or naming the Company, whether generated by the Company or others, including without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to Environmental Law matters issued by any governmental agency.

      (e) For purposes of this Section 3.26, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; and (ii) "Environmental Law" shall mean any environmental or health and safety-related law, statute, regulation, rule, ordinance, or by-law at the federal, state, or local level, whether existing as of the date hereof, or previously applicable to the Company.

      3.27 Non-Foreign Status. The Company is not a "foreign person" within the meaning of Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

      3.28 Employees; Labor Matters. As of December 15, 2000, the Company employed 487 full-time employees and 43 part-time employees. The Company has previously provided to Buyer a true and complete list of all employees, officers and directors of, and consultants to, the Company as of December 15, 2000 together with a current job title for and current compensation (including base compensation, bonuses paid during the last 12 months and stock options or restricted stock grants) payable to each such employee, officer, director and consultant. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any of such employees, neither the Company nor Buyer will by reason of the transactions contemplated under this Agreement or anything done prior to the Closing by the Company be liable to any of such employees for so-called "severance pay" or any other payments. The Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment. The Company is in compliance with all applicable Laws respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, wages and hours, and withholding of taxes and reporting of income. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations which are existing, pending or, to the knowledge of the Company or the Stockholder, threatened against or involving the Company. Except as set forth in Section 3.28 of the Disclosure Schedule, there are no grievances, complaints or charges that have been filed against the Company under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that could reasonably be expected to have a Material Adverse Effect on the Company, and there is no pending arbitration or similar proceeding or claim. No collective bargaining agreement is in effect or is currently being or, to the knowledge of the Company or the Stockholder, is about to be negotiated by the Company. The Company has not received any information indicating that any of its employment policies or practices is currently being audited or investigated by any Governmental Authority. The Company is, and has been, in compliance with the requirements of the Immigration Reform Control Act of 1986 at all times since the enactment of such Act.

      3.29 Key Employees.

      (a) Section 3.29 of the Disclosure Schedule contains a true and complete list of all employees of and consultants to the Company who are viewed by existing management of the Company as material contributors to the operating and financial condition of the Company including, without limitation, all pathologists employed by the Company (each a "Key Employee"). To the knowledge of the Company or the Stockholder, no Key Employee is in violation of any material term of any employment contract, patent disclosure agreement, proprietary information agreement, non-competition agreement, nonsolicitation agreement, confidentiality agreement or any other contract or agreement or any restrictive covenant relating to the right of any such Key Employee to be employed by the Company, or relating to the use of trade secrets or proprietary information of others, and the continued employment of the Company's Key Employees and the performance of the Company's Contracts with its independent contractors does not subject the Company to any liability with respect to any of the foregoing matters.

      (b) Neither the Company nor the Stockholder has received any oral or written notice that any Key Employee has any present intention of terminating his or her employment with the Company.

      3.30 Absence of Improper Payments. The Company: (a) has not made any contributions, payments or gifts of its property to or for the private use of any official, employee or agent of any Governmental Authority where either the payment or the purpose of such contribution, payment or gift is illegal under any applicable Law, (b) has not established or maintained any unrecorded fund or asset for any purpose other than promotional funds, or intentionally made any false or artificial entries on its books or records for any reason, (c) has not made any payments to any person where the Company intended or understood that any part of such payment was to be used for any other purpose other than that described in the documents supporting the payment, or (d) has not made any contribution, or reimbursed any political gift or contribution made by any other person, to candidates for public office, whether federal, state or local, where such contribution would be in violation of applicable law.

      3.31 Disclosure. The representations, warranties and statements contained in this Agreement and in the certificates and schedules delivered by the Company pursuant to this Agreement to Buyer do not contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.

SECTION 4. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.

      4.1 General. As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Stockholder hereby makes to Buyer each of the representations and warranties set forth in this Section 4, subject to such exceptions as are specifically disclosed in the section of the Disclosure Schedule corresponding to the Section of this Agreement to which such exception is intended to apply.

      4.2 Company Shares. The Stockholder owns of record and beneficially the Company Shares. Such Company Shares were, and when delivered by the Stockholder to Buyer pursuant to this Agreement will be duly authorized, validly issued, fully paid, non-assessable and free and clear of any and all Encumbrances.

      4.3 Authority.

      (a) The Stockholder has full right, power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of the Stockholder pursuant to this Agreement (each a "Stockholder Ancillary Agreement" and collectively, the "Stockholder Ancillary Agreements") and to consummate the transactions contemplated hereby and thereby. This Agreement and each Stockholder Ancillary Agreement will constitute legal, valid and binding obligations of the Stockholder, enforceable in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and except as the remedy of specific performance and other injunctive relief may be unavailable in certain cases. The Stockholder has full right, power and authority to transfer, sell and deliver the Company Shares to Buyer pursuant to this Agreement.

      (b) The execution, delivery and performance by the Stockholder of this Agreement and each Stockholder Ancillary Agreement does not or will not: (i) violate any provision of the organizational documents of the Stockholder, (ii) violate any Laws, or require the Stockholder to obtain any Consent or waiver from, or make any filing with, any Person that has not been obtained or made or that will be obtained or made prior to the Closing as set forth in Section 4.3 of the Disclosure Schedule; and (iii) result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other Contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Stockholder is a party or by which the property of the Stockholder is bound or affected, or result in the creation or imposition of any Encumbrance on any assets of the Company or Company Shares.

      4.4 Agreements. Except as set forth in Section 4.4 of the Disclosure Schedule, there are no agreements to which the Stockholder is a party relating to the business of the Company or to the Stockholder's rights and obligations as a stockholder of the Company. The Stockholder does not own, directly or indirectly any material interest in any customer, competitor or supplier of the Company, or any Entity which has a Contract with the Company. The Stockholder has not at any time transferred any of the stock of the Company held by or for such holder to any employee of the Company. The execution, delivery and performance of this Agreement by the Stockholder will not violate or result in a default or acceleration of any obligation under any Contract involving the Company to which the Stockholder is a party.

      4.5 Investment Representations.

      (a) The Note and the shares of Common Stock, $0.01 par value per share, of Charles River Laboratories International, Inc. (together with the Note, the "Securities") to be issued upon conversion of the Note will be acquired for investment for the Stockholder's own account, not as a nominee or agent, and not with a view toward distribution of any part thereof, and the Stockholder has no present plan or intention of selling, granting participation in, or otherwise disposing of or distributing any of the Securities.

      (b) The Stockholder acknowledges and understands that the Securities will not be registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance on an exemption from registration under the Securities Act, and that the reliance by Buyer on such exemption is predicated on the representations of the Stockholder set forth herein.

      (c) The Stockholder understands that none of Securities may be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. The Stockholder agrees that, in addition to any other applicable limitations on the transfer of the Securities, in no event will it make a transfer, pledge or other disposition of any of the Securities other than (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an exemption from registration provided for under the Securities Act. At the expense of the Stockholder or its transferee, the Stockholder shall furnish to Buyer an opinion of counsel reasonably satisfactory to Buyer to the effect that such transfer, pledge or other disposition may be made without registration under the Securities Act.

      (d) The Stockholder (i) by reason of its business and financial experience, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment in the Securities, and (ii) believes its financial condition and investments are such that it is able to bear the economic risk of a complete loss of the Securities. The Stockholder has had the opportunity to consult with its own advisers with respect to his proposed investment in Buyer.

      (e) The Stockholder agrees that the Note shall carry substantially the following legend:

            THIS UNSECURED SUBORDINATED CONVERTIBLE NOTE (THIS "NOTE") AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER.

      5.1 General. As a material inducement to the Company and the Stockholder to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes the representations and warranties to the Company and the Stockholder contained in this Section 5.

      5.2 Organization and Qualification of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware with full corporate power and authority to own and lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted. The copies of Buyer's Certificate of Incorporation, certified by the Delaware Secretary of State, and of Buyer's by-laws, certified by Buyer's Secretary, as heretofore delivered to Company's counsel, are complete and correct at the date hereof, and no amendments thereto are pending. Buyer is not in violation of any term of its Certificate of Incorporation or by-laws. Buyer is duly qualified to do business as a foreign corporation in each jurisdiction where the nature of its properties or the conduct of its business makes its qualification so necessary, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on Buyer.

      5.3 Authority; Binding Nature, No Conflict.

      (a) Buyer has full right, power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement (each a "Buyer Ancillary Agreement" and collectively "Buyer Ancillary Agreements," and, together with the Company Ancillary Agreements and the Stockholder Ancillary Agreements, the "Ancillary Agreements") and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and each Buyer Ancillary Agreement have been duly authorized by all necessary action on the part of Buyer and no other action on the part of Buyer or its stockholders is required in connection therewith. This Agreement and each Buyer Ancillary Agreement constitutes, or when executed and delivered by Buyer, will constitute legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and except as the remedy of specific performance and other injunctive relief may be unavailable in certain cases.

      (b) The execution, delivery and performance by Buyer of this Agreement and each Buyer Ancillary Agreement does not and will not (i) violate any provision of the Certificate of Incorporation or by-laws of Buyer; (ii) violate any Laws, or require Buyer to obtain any Consent or waiver from, or make any filing with, any Person that has not been obtained or made or will be obtained or made prior to the Closing; and (iii) provided that all necessary consents and waivers under the Credit Agreement (as hereinafter defined) are obtained, does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other Contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Buyer is a party or by which the property of Buyer is bound or affected, or result in the creation or imposition of Encumbrance on any of Buyer's assets or its capital stock.

      5.4 Finder's Fee. Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

      5.5 Private Offering. Neither Buyer, any of its affiliates nor anyone on its behalf, has issued, sold or offered any securities of Buyer to any person under circumstances that would cause the issuance of the Note pursuant to this Agreement to be subject to the registration requirements of the Securities Act. Assuming that the representations and warranties of the Stockholder contained in
Section 4.5 of this Agreement are true and correct as of the date hereof and as of the Closing Date, the offering of the Note will be made in compliance in all material respects with applicable federal and state securities laws.

      5.6 Investigation by Buyer. Buyer has conducted its own independent review and analysis of the business, assets, condition, operations and prospects of the Company and acknowledges that Buyer has been provided access to the properties, premises and records of the Company for this purpose. In entering into this Agreement, Buyer has relied solely upon its own investigation and analysis and the representations and warranties contained herein and in the Disclosure Statement, and Buyer agrees, to the fullest extent permitted by law, that neither the Company, the Stockholder nor any of their respective directors, officers, employees, affiliates, agents or representatives shall have any liability or responsibility whatsoever to Buyer on any basis (including, without limitation, in contract or tort, or otherwise) based upon any information provided or made available, or statements made, to Buyer prior to the execution of this Agreement, except (i) to the extent the Company or Stockholder makes specific representations and warranties in this Agreement with respect thereto but always subject to the limitations and restrictions contained in this Agreement, or (ii) to the extent the Company or the Stockholder or any of their respective directors, officers, employees, affiliates, agents or representatives commits fraud with respect to the information that it provides or makes available to Buyer.

SECTION 6. COVENANTS OF THE COMPANY AND THE STOCKHOLDER.

      6.1 General. The Company and the Stockholder, jointly and severally, hereby make the covenants and agreements set forth in this Section 6 and the Stockholder agrees to use all commercially reasonable efforts or to vote appropriately to cause the Company to comply with such agreements and covenants.

      6.2 Conduct of Business. Between the date of this Agreement and the Closing Date (the "Pre-Closing Period"), except as specifically consented to by Buyer in writing, which consent may be withheld in the sole discretion of Buyer, the Company will:

      (a) conduct its business only in the ordinary course and in accordance with all Laws;

      (b) refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, from making any capital expenditures (including capitalized lease obligations) in excess of $10,000 in the aggregate and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets;

      (c) refrain from incurring any obligations or Liabilities except in the ordinary course of business;

      (d) refrain from (i) lending money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business) or (ii) incurring or guaranteeing any Indebtedness;

      (e) refrain from forming any subsidiary or acquiring any equity interest or other interest in any other Entity;

      (f) refrain from making any change or incurring any obligation to make a change in its Certificate of Incorporation, by-laws, capital structure or authorized or issued capital stock, including but not limited to the issuance of any option, warrant, call, conversion right or commitment of any kind with respect to the Company's capital stock;

      (g) refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock or making any direct or indirect redemption, purchase or other acquisition of its stock;

      (h) refrain from (i) establishing, adopting or amending any Employee Plans, (ii) other than in the ordinary course of business, paying any bonus or making any profit-sharing payment, cash incentive payment or similar payment to, or increasing the amount of the wages, salary commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, (iii) hiring any new employee other than in the ordinary course of business consistent with past practices or (iv) terminating any Key Employee;

      (i) use all commercially reasonable efforts to prevent any change with respect to its banking arrangements;

      (j) use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

      (k) maintain in effect at all times all insurance of the kind, in the amount and with the insurers set forth in Section 3.20 of the Disclosure Schedule;

      (l) furnish Buyer with unaudited monthly balance sheets and statements of income of the Company within twenty (20) days after each month end for each month ending more than twenty (20) days before the Closing;

      (m) permit Buyer and its authorized representatives to have reasonable access during regular business hours to all its properties, assets, records, Tax Returns, Contracts and documents and furnish to Buyer and its authorized representatives such financial and other information with respect to its business or properties as they may from time to time reasonably request;

      (n) promptly notify Buyer of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement and (B) any legal proceedings commenced or, to the knowledge of the Company or the Stockholder threatened against, relating to or involving or otherwise affecting the Company which relate to the consummation of the transactions contemplated by this Agreement;

      (o) use all commercially reasonable efforts to maintain its properties, facilities, equipment and other assets in as good working order and condition as of the date of this Agreement, ordinary wear and tear excepted;

      (p) perform all its material obligations under all Contracts relating to or affecting its business, assets, properties, equipment and rights;

      (q) (i) refrain from entering into, or permitting any of the assets owned or used by the Company to become bound by, any material Contract other than in the ordinary course of business, (ii) waive any material right or remedy under any material Contract (including, without limitation, any Contract disclosed in the Disclosure Schedule) other than in the ordinary course of business;

      (r) comply with all material respects with all applicable Laws, Governmental Authorizations, consent orders, decrees and judgments;

      (s) refrain from changing any of its methods of accounting or accounting practices in any material respect;

      (t) refrain from making any tax election; and

      (u) refrain from commencing or settling any legal proceeding.

      6.3 Retention Bonuses. Prior to the Closing Date, the Company shall offer to each individual set forth on Exhibit C hereto (each a "Recipient") a retention bonus in the amount set forth next to such individual's name on Exhibit C (each a "Retention Bonus" and collectively the "Retention Bonuses"); provided, however, that the aggregate amount of all Retention Bonuses offered by the Company shall not exceed $3,227,400. Each Retention Bonus shall be payable by the Company in three annual installments (each a "Retention Payment") commencing on the date that is 30 days after the first anniversary of the Closing Date, provided that, a Recipient shall be eligible to receive a Retention Payment only if such Recipient remained employed by the Company from the Closing Date through the date of the applicable Retention Payment and, provided further that, notwithstanding the foregoing, a Recipient shall be entitled to receive his or her full Retention Bonus in the event that the Recipient dies or becomes permanently incapacitated while employed by Company. The Company's obligation to make, and each Recipient's right to receive, a Retention Bonus shall be evidenced by a written letter agreement in form and substance satisfactory to Buyer among the Company, the Stockholder and the Recipient (each a "Retention Agreement").

      6.4 Consent. Prior to the Closing Date, the Stockholder and the Company will use all commercially reasonable efforts to obtain all Consents required to permit the consummation by the Stockholder and the Company of the transactions contemplated by this Agreement.

      6.5 Notification; Updates to Disclosure Schedule.

      (a) Prior to the Closing, the Company and the Stockholder shall promptly notify Buyer in writing of: (i) the discovery by the Company or the Stockholder of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes in any material respect an inaccuracy in or breach of any representation or warranty made by the Company or the Stockholder in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute in any material respect an inaccuracy in or breach of any representation or warranty made by the Company or the Stockholder in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; and (iii) any material breach of any covenant or obligation of the Company or the Stockholder.

      (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 6.5(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company and the Stockholder shall promptly deliver to Buyer an update to the Disclosure Schedule specifying such change; provided that, no such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of determining whether any of the conditions set forth in Section 9.2 have been satisfied and (ii) no update made pursuant to Section 6.5(a)(i) shall be deemed to supplement or amend the Disclosure Schedule for the purpose of determining the accuracy of any of the representations and warranties made by the Company or the Stockholder in this Agreement.

      6.6 Consummation of Agreement. The Company and the Stockholder shall use their commercially reasonable efforts to perform and fulfill all conditions and obligations on their parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, the Company will use its commercially reasonable efforts to obtain prior to the Closing all necessary authorizations or approvals of its Stockholder and Board of Directors.

      6.7 Cooperation of the Company and Stockholder. The Company and the Stockholder shall cooperate with all reasonable requests of Buyer and Buyer's counsel and accountants in connection with the consummation of the transactions contemplated hereby.

      6.8 No Solicitation of Other Offers. Unless and until this Agreement shall have been terminated, neither the Company nor the Stockholder shall, nor shall the Company or the Stockholder permit any of its directors, officers, employees or agents to, directly or indirectly, (i) take any action to solicit, initiate submission of or encourage, proposals or offers from any Person relating to any acquisition or purchase of all or a portion of the assets of, or any equity interest in, the Company, any merger or business combination with the Company or any public or private offering of interests in the Company (an "Acquisition Proposal"), (ii) participate in any discussions or negotiations regarding an Acquisition Proposal with any Person other than Buyer and its representatives,
(iii) furnish any information or afford access to the properties, books or records of the Company or the Stockholder to any Person that may consider making or has made an offer with respect to an Acquisition Proposal other than Buyer and its representatives, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do any of the foregoing. The Company will promptly notify Buyer upon receipt of any offer or indication that any Person is considering making an offer with respect to an Acquisition Proposal or any request for information relative to the Company or for access to the properties, books and records of the Company, and will promptly reject any such offer or request.

      6.9 Confidentiality. The Company and the Stockholder agree that, until the second anniversary of this Agreement, they and their officers, directors, agents and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Buyer with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transactions contemplated hereby. Information generally known in Buyer's industry or which has been disclosed to the Company or the Stockholder by third parties which have a right to do so or independently developed or acquired by the Company or the Stockholder shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transactions contemplated by this Agreement are not consummated, the Company and the Stockholder will return to Buyer (or certify that they have destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, Tax Returns, lists, memoranda, and other documents prepared by or made available to the Company or the Stockholder in connection with the transaction.

      6.10 No Transfer of Company Shares. Unless and until this Agreement shall have been terminated in accordance with its terms, the Stockholder shall not directly or indirectly enter into any Contract to sell, exchange, deliver, assign, pledge, encumber or otherwise transfer or dispose of any Company Shares, nor shall the Stockholder directly or indirectly enter into any Contract or grant any right of any kind to acquire, dispose of, vote or otherwise control in any manner any Company Shares.

      6.11 Affiliate Transactions. All accounts and loans receivable of the Company from the Stockholder shall have been paid in full prior to the Closing.

SECTION 7. COVENANTS OF BUYER.

      7.1 General. Buyer hereby makes the covenants and agreements set forth in this Section 7.

      7.2 Confidentiality. Buyer agrees that, unless and until the Closing has been consummated or until the second anniversary of any termination of this Agreement, Buyer and its officers, directors, agents and representatives will hold in strict confidence, and will not use any confidential or proprietary data or information obtained from the Company or the Stockholder with respect to the business or financial condition of the Company except for the purpose of evaluating, negotiating and completing the transactions contemplated hereby. Information generally known in the industries of the Company or the Stockholder or which has been disclosed to Buyer by third parties which have a right to do so or independently developed or acquired by Buyer shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transactions contemplated by this Agreement are not consummated, Buyer will return to the Company (or certify that it has destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, Tax Returns, lists, memoranda, and other documents prepared by or made available to Buyer in connection with the transaction. Notwithstanding the foregoing, Buyer shall be permitted to disclose such information about the Company, its Stockholder and the transactions contemplated hereby as may be legally required, and to its legal, tax and financial advisors.

      7.3 Consummation of Agreement. Buyer shall use all commercially reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be carried out.

      7.4 Authorization from Others. Prior to the Closing, Buyer will use all commercially reasonable efforts to obtain all Consents required to be obtained by it to permit the consummation by Buyer of the transactions contemplated by this Agreement, including any necessary authorizations or approvals of its Board of Directors.

      7.5 Notice of Breach. Prior to the Closing, Buyer shall give prompt notice to the Company and the Stockholder of (a) the occurrence or existence or non-occurrence or non-existence of any event, condition, fact or circumstance of which they are aware that would be likely to cause any representation or warranty of Buyer contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of Buyer to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder and of which Buyer is aware and Buyer shall use all commercially reasonable efforts to prevent or promptly remedy the same.

      7.6 Accrued Bonuses. Buyer acknowledges that the Company has accrued on its balance sheet aggregate bonuses consistent with past practice (excluding acquisition-related bonuses) for the purpose of paying bonuses to its employees (the "Accrued Bonus Amount"). Buyer agrees to cause the Company to use the full Accrued Bonus Amount to pay bonuses to employees in such individual amounts to be determined by the Company after the Closing.

SECTION 8. CERTAIN TAX MATTERS.

      8.1 General. The following provisions shall govern the allocation of responsibility between the Stockholder and Buyer for certain tax matters following the applicable Closing Date.

      8.2 Tax Periods Ending on or Before the Closing Date. The Stockholder shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Company (i) that are due on or before the Closing Date, (ii) that relate to taxable periods ending on or prior to the Closing Date but are required to be filed and paid after the applicable Closing Date, (iii) that relate to Taxes that are imposed on any member of any affiliated group with which the Company files or has filed a Tax Return on a consolidated, combined, affiliated or unitary basis for a taxable period commencing on or before the applicable Closing Date and (iv) that relate to taxes relating from any election described in Section 338 of the Code and any comparable election under state and local law. Such Tax Returns shall be prepared in accordance with the Company's past custom and practice. In preparing such Tax Returns, the Stockholder shall consult with Buyer in good faith and shall provide Buyer with drafts of such Tax Returns (together with the relevant back-up information) for review at least ten days prior to filing upon request by Buyer.

      8.3 Tax Periods Beginning Before and Ending After the Applicable Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for tax periods which begin before the Closing Date and end on or after the Closing Date. Such Tax Returns shall be prepared in accordance with the Company's past custom and practice. In preparing such Tax Returns, Buyer shall consult with the Stockholder in good faith and shall provide the Stockholder with drafts of such Tax Returns (together with the relevant back-up information) for review at least ten days prior to filing.

      8.4 Payment of Taxes. The Stockholder shall pay or cause to be paid when due and payable (i) all Taxes with respect to the Company for (A) any taxable period ending on or before the Closing Date, and (B) the portion of any taxable period ending after the Closing Date for the taxable period prior to the Closing, in each case to the extent such Taxes exceed the amount, if any, accrued for such Taxes as current Taxes payable on the Interim Balance Sheet and
(ii) all Taxes resulting from any election described in Section 338 of the Code and any comparable election under state and local Law.

      8.5 Cooperation and Exchange of Information. The Stockholder and Buyer will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Buyer and Stockholder shall make their respective employees available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. Each of the Stockholder and Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to tax matters of the Company and the business and assets of the Company for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective tax periods, or (ii) six years following the due date (without extension) for such Tax Returns. Any information obtained under this Section 8.5 shall be kept confidential in accordance with the provisions of this Agreement except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

      8.6 Section 338 Election. At Buyer's written request, the Stockholder shall (i) cooperate in the preparation of an election under Section 338(h)(10) of the Code (the "338 Election") (and any corresponding elections under state, local or foreign Law) and (ii) jointly file such election (and any corresponding elections under state, local or foreign Law) with Buyer on a timely basis and comply with the rules and regulations applicable to such Section 338 Election (and any corresponding elections under state, local or foreign Law). The allocation of the Purchase Price and the Liabilities of the Company for purposes of making such Section 338 Election will be determined by Buyer and its accounting firm, which shall be binding on the Stockholder. The Stockholder will pay any Tax, including any liability of the Company for any Tax, as a result of making such 338 Election (and any corresponding elections under state, local or foreign Law) on a timely basis.

      8.7 Audits.

      (a) The Stockholder shall have sole and exclusive responsibility for, control of, and authority to settle, any audits of the Company's Tax Returns and of any Tax Returns which include the Company to the extent those Tax Returns relate to periods ending on or prior to the Closing Date. The Stockholder shall allow the Company and its advisors to participate (at Buyer's or Company's expense) in any audits of such Tax Returns to the extent that such returns relate to the Company and the outcome of the audit could have and adverse effect on the Company for taxable periods ending after the Closing Date. The Stockholder will not settle any such audit in a manner which would adversely affect the Company after the Closing Date without the prior written consent of the Company or Buyer, which consent shall not unreasonably be withheld and shall not be necessary to the extent that the Stockholder has indemnified Buyer against the effect of such settlement.

      (b) Buyer shall have sole and exclusive responsibility for, control of, and authority to settle, any audits of the Company's Tax Returns and of any Tax Returns including the Company that are not described in Section 8.7(a). Buyer shall allow the Stockholder and its advisors to participate (at Stockholder's expense) in any audits of such Tax Returns to the extent that such returns relate to the Company and the outcome of the audit could have an adverse effect on the Stockholder. Buyer will not settle any such audit in a manner which would adversely affect the Stockholder without prior written consent of the Stockholder, which consent shall not unreasonably be withheld and shall not be necessary to the extent that Buyer has indemnified the Stockholder against the effect of any such settlement.

SECTION 9. CONDITIONS TO CLOSING.

      9.1 Conditions to the Obligations of the Parties. The obligations of each of the Company, the Stockholder and Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions unless waived in writing by all parties:

      (a) No Litigation. There shall have been no determination by Buyer, the Company or the Stockholder, as the case may be, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any Person of litigation, proceedings or other action against Buyer, the Company or the Stockholder.

      (b) Hart-Scott-Rodino. The waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated and, on the Closing Date, any Consent required under any foreign antitrust Law shall have been terminated.

      9.2 Conditions to the Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent unless waived in writing by Buyer:

      (a) Representations, Warranties and Covenants. Each of the representations and warranties of the Company and the Stockholder contained in this Agreement and in the certificates and schedules delivered to Buyer in connection herewith and qualified as to materiality shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (in each case without giving effect to any update to the Disclosure Schedule after the date of this Agreement) except in each case to the extent that representations and warranties expressly made as of an earlier date need only be true and correct as of such earlier date (in each case without giving effect to any update to the Disclosure Schedule). Each of the representations and warranties of the Company and the Stockholder contained in this Agreement and in the certificates and schedules delivered to Buyer in connection herewith not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (in each case without giving effect to any update to the Disclosure Schedule after the date of this Agreement) except in each case to the extent that representations and warranties expressly made as of an earlier date need only be true and correct as of such earlier date (in each case without giving effect to any update to the Disclosure Schedule). The Company and the Stockholder shall, on or before the Closing, have performed in all material respects all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.

      (b) No Material Change. There shall have been no material adverse change in the financial condition, properties, assets, liabilities, business, prospects or operations of the Company since the date of this Agreement.

      (c) Agreements and Documents. Buyer shall have received the following agreements and documents, each of which shall have been duly authorized, executed and delivered and shall be in full force and effect at the Closing:

            (i) a services agreement in form and substance mutually satisfactory to the Stockholder and Buyer relating to the use of the Stockholder's network by the Company following the Closing and such other matters as may be mutually agreed upon by the parties;

            (ii) Retention Agreements from all Key Employees;

            (iii) releases in form and substance mutually satisfactory to the Stockholder and Buyer, executed by the Stockholder and the officers and directors of the Company;

            (iv) a certificate of the Company's President and Chief Financial Officer dated as of the Closing executed on behalf of the Company to the effect that the conditions set forth in Sections 9.1 and 9.2 have been satisfied;

            (v) written resignations of all officers and directors of the Company, effective as of the Closing Date;

            (vi) the valid and effective termination of agreements between the Company and the Stockholder;

            (vii) a certificate of corporate and tax good standing from the Secretary of State of Delaware as of a recent date;

            (viii) certificates of corporate and tax good standing from the Secretary of State of each jurisdiction in which the Company is qualified to do business;

            (ix) a certificate of the Secretary or Assistant Secretary of the Stockholder dated as of the Closing Date and certifying: (i) that attached thereto are copies of the resolutions of the Board of Directors of the Stockholder and the Company approving this Agreement and the Company Ancillary Agreements and Stockholder Ancillary Agreements (as applicable) and the transactions contemplated hereby and thereby and (ii) the names and signatures of the officers of the Stockholder and the Company authorized to sign this Agreement, the Company Ancillary Agreements and Stockholder Ancillary Agreements (as applicable) and the other documents, instruments or certificates to be delivered pursuant hereto and thereto.

      (d) Financing. Buyer shall have received the following:

            (i) all required financing to consummate the transaction contemplated hereby upon commercially reasonable terms satisfactory to Buyer, provided that Buyer shall use its good faith efforts to obtain such financing;

            (ii) all approvals and consents of the required lenders under that certain Credit Agreement dated as of September 29, 1999, by and among Buyer, various financial institutions from time to time, DLJ Capital Funding, Inc., as Syndication Agent and Union Bank of California, N.A. as Administrative Agent (as amended); and

            (iii) evidence of Buyer's compliance with all applicable requirements under that certain Indenture dated as of September 29, 1999 respecting 13 1/2 % Senior Subordinated Notes due 2009.

      (e) Consents. The Company or the Stockholder shall have made all filings with and notifications of Governmental Authorities and other Persons required to be made by the Company or the Stockholder in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of the Company by Buyer subsequent to the Closing. The Company, the Stockholder and Buyer shall have received all Consents and Governmental Authorizations, in form and substance reasonably satisfactory to Buyer, from all applicable Governmental Authorities and other Persons, required to permit the continuation of the business of the Company and the consummation of the transactions contemplated by this Agreement, and to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other material Contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement and the consummation of the transactions contemplated hereby.

      9.3 Conditions to the Obligations of the Company and the Stockholder. The obligation of the Company and the Stockholder to consummate the transactions contemplated by this Agreement is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent unless waived in writing by the Company and the Stockholder:

      (a) Representations, Warranties and Covenants. Each of the representations and warranties contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date except in each case to the extent that representations and warranties expressly made as of an earlier date need only be true and correct in all respects as of such earlier date. Buyer shall, on or before the Closing, have performed in all material respects all of its obligations hereunder which, by the terms hereof are to be performed on or before the Closing.

      (b) Agreements and Documents. Stockholder shall have received the Note, which shall have been duly authorized, executed and delivered and shall be in full force and effect at the Closing.

SECTION 10. TERMINATION OF AGREEMENT.

      10.1 Termination. At any time prior to the Closing, this Agreement may be terminated as follows:

      (a) by mutual written consent of all of the parties to this Agreement;

      (b) by written notice of the Company or the Stockholder to Buyer, provided that neither the Company nor the Stockholder is in material breach of this Agreement, (i) if Buyer is in material breach of this Agreement and such breach shall remain uncured for a period of ten (10) business days after the Company shall have given written notice of such breach to Buyer or (ii) if by January 31, 2001, any of the conditions in Section 9.1 or Section 9.3 shall not have been satisfied, complied with or performed (unless such failure of satisfaction, noncompliance or nonperformance is the result directly or indirectly of any intentional or willful action or intentional or willful failure to act on the part of the Company or the Stockholder) and the Company and the Stockholder shall not have waived such failure of satisfaction, noncompliance or nonperformance; or

      (c) by written notice of Buyer to the Company and Stockholder, provided that Buyer is not in material breach of this Agreement, (i) if the Company or the Stockholder is in material breach of this Agreement and such breach shall remain uncured for a period of ten (10) business days after Buyer shall have given written notice of such breach to the Company and, if applicable, the Stockholder or (ii) if by January 31, 2001, any of the conditions in Section 9.1 or Section 9.2 shall not have been satisfied, complied with or performed (unless such failure of satisfaction, noncompliance or nonperformance is the result directly or indirectly of any intentional or willful action or intentional or willful failure to act on the part of Buyer) and Buyer shall not have waived such failure of satisfaction, noncompliance or nonperformance.

      10.2 Effect of Termination. All obligations of the parties hereunder shall cease upon any termination pursuant to Section 10.1; provided, however, that the provisions of Sections 6.9 and 7.2 hereof shall survive any termination of this Agreement.

SECTION 11. INDEMNIFICATION.

      11.1 Survival. All representations and warranties contained in this Agreement or expressly incorporated herein by reference or in any schedule or certificate delivered by any party incident to the transactions contemplated hereby may be relied upon by the party receiving the same and shall (subject to the provisions of Sections 11.3(b) and 11.5(b) hereof) survive the Closing for a period of two years (the "Termination Date"); provided, however, that if any time prior to the Termination Date any party seeking indemnification hereunder delivers to the party from which it is seeking indemnification a written notice of a Buyer Indemnifiable Claim or Stockholder Indemnifiable Claim, as the case may be, then such claim shall survive until such time as it is fully and finally resolved. No covenant or agreement of any party hereto shall survive the Closing, except that any covenant or agreement that, by its terms or context, is intended to survive the Closing, shall survive the Closing for the period specified therein or contemplated thereby. For the purpose of determining the aggregate amount of Losses suffered by a Buyer Indemnified Party or Stockholder Indemnified Party, each representation and warranty (whether made as of the date of this Agreement or as of the Closing Date) contained in this Agreement under which indemnification is sought hereunder shall be read without regard to, and as if such representation or warranty did not contain, materiality or similar qualifications that may be contained therein.

      11.2 Indemnification by the Stockholder. From and after the Closing Date, the Stockholder and its successors and permitted assigns shall indemnify and hold harmless Buyer, its subsidiaries and affiliates and their respective stockholders, officers, directors, employees and agents (individually, a "Buyer Indemnified Party" and collectively, the "Buyer Indemnified Parties") from and against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) (a "Loss" or "Losses") sustained, suffered or incurred by any Buyer Indemnified Party arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by the Company or the Stockholder in this Agreement (after giving effect to any update of the Disclosure Schedule after the date of this Agreement other than an update made pursuant to Section 6.5(a)(i) of this Agreement after the date of this Agreement) or in any schedule or certificate delivered in connection with this Agreement; (ii) any breach of any covenant or agreement made by the Company or the Stockholder in this Agreement or in any schedule or certificate delivered in connection with this Agreement; (iii) any Liability of the Company for Taxes arising from an event or transaction occurring prior to the Closing (including, without limitation, any Liability arising out of any item set forth in Section 3.10 of the Disclosure Schedule) and any Liability for Taxes incurred as a result of the Section 338 Election; (iv) any Liability of the Stockholder under Section 1 of the Retention Agreements; or (v) any Liability relating to or arising out of any item set forth in Section 3.18 of the Disclosure Schedule. Claims under clauses (i) through (v) of this Section 11.2 are collectively referred to herein as "Buyer Indemnifiable Claims," and Losses in respect of such claims are collectively referred to herein as "Buyer Indemnifiable Losses."

      11.3 Limitations on Indemnification by the Stockholder.

      (a) Deductible; Maximum Indemnification. Except as set forth in Section 11.3(b) below, no indemnification shall be payable by the Stockholder with respect to Buyer Indemnifiable Losses until the cumulative amount of all Buyer Indemnifiable Losses exceeds Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate (the "Deductible Amount"), whereupon the Stockholder shall be liable for the full amount of all such Buyer Indemnifiable Losses. Except as set forth in Section 11.3(b) below, the maximum aggregate Buyer Indemnifiable Losses for which the Stockholder will be obligated to indemnify the Buyer Indemnified Parties shall be $25,000,000 (the "Maximum Amount").

      (b) No Limitation on Certain Claims. Notwithstanding anything herein to the contrary, Buyer Indemnified Claims arising out of or resulting from (i) any inaccuracy or breach of Section 3.10 or any Loss arising under Section 11.2(iii) shall survive the Closing until the termination of any applicable statute of limitations plus 30 days; (ii) any inaccuracy or breach of Section 3.25 shall survive the Closing until the termination of any applicable statute of limitations plus 30 days; (iii) any inaccuracy or breach of Section 3.26 shall survive the Closing for a period of five years; (iv) any inaccuracy or breach of
Section 3.2, 3.3, 3.5(a), 3.21, 4.2 or

4.3(a) or any Loss arising under Section 11.2(iv) or 11.2(v) shall survive the Closing indefinitely; and (v) fraud or intentional misrepresentation by the Company or the Stockholder or a deliberate or willful breach by the Company or the Stockholder of any of their representations or warranties under this Agreement or in any schedule or certificate delivered in connection with this Agreement shall survive the Closing indefinitely. Buyer Indemnifiable Losses arising out of or resulting from: (A) Buyer Indemnifiable Claims described in clauses (i), (iv) and (v) above shall not be subject to the Deductible Amount or the Maximum Amount, (B) Buyer Indemnifiable Claims described in clause (ii) above shall be subject to the Deductible Amount and the Maximum Amount, and (C) Buyer Indemnifiable Claims described in clause (iii) above shall be subject to the Deductible Amount and shall, with respect to Buyer Indemnifiable Claims made after the third anniversary of the Closing (but not any claims made prior to such date), be subject to the Maximum Amount.

      (c) Claims Relating to Accounts Receivable. Notwithstanding anything herein to the contrary, Buyer Indemnified Parties shall only be entitled to receive an amount equal to one-half of all Buyer Indemnified Losses resulting from any inaccuracy or breach of Section 3.11; provided, however, the Buyer Indemnified Parties shall be entitled to receive from the Stockholder the full amount of their out-of-pocket costs and expenses for the reasonable fees, disbursements and expenses of attorneys, accountants and consultants incurred in attempting to collect any accounts receivable of the Company existing on the Closing Date which are not collected by the Company and for which a Buyer Indemnified Party is entitled to indemnification under Section 11.2.

      11.4 Indemnification by Buyer. From and after the Closing Date, Buyer and its successors and permitted assigns shall indemnify and hold harmless the Stockholder, its successors and permitted assigns, and its subsidiaries and affiliates and their respective stockholders, officers, directors, employees and agents (individually, a "Stockholder Indemnified Party" and collectively, the "Stockholder Indemnified Parties") from and against and in respect of all Losses sustained, suffered or incurred by any Stockholder Indemnified Party arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by Buyer in this Agreement or in any schedule or certificate delivered in connection with this Agreement; (ii) any breach of any covenant or agreement made by Buyer in this Agreement or in any schedule or certificate delivered in connection with this Agreement; or (iii) any Liability of the Company under Section 2 of the Retention Agreements. Claims under clauses (i) through (iii) of this Section 11.4 are collectively referred to herein as "Stockholder Indemnifiable Claims," and Losses in respect of such claims are collectively referred to as "Stockholder Indemnifiable Losses."

      11.5 Limitations on Indemnification by Buyer.

      (a) Deductible; Maximum Indemnification. Except as set forth in Section 11.5(b) below, no indemnification shall be payable by Buyer with respect to Stockholder Indemnifiable Losses until the cumulative amount of all Stockholder Indemnifiable Losses exceeds the Deductible Amount, whereupon Buyer shall be liable for the full amount of all such Stockholder Indemnifiable Losses. Except as set forth in Section 11.5(b) below, the maximum aggregate Stockholder Indemnifiable Losses for which Buyer will be obligated to indemnify the Stockholder Indemnified Parties shall be the Maximum Amount.

      (b) No Limitation on Certain Claims. Notwithstanding anything herein to the contrary, Stockholder Indemnifiable Claims arising out of or resulting from
(i) any inaccuracy or breach of Section 5.2, 5.3(a) or 5.4 or any Loss arising under Section 11.5(b)(iii), or (ii) fraud or intentional misrepresentation by Buyer or a deliberate or willful breach by Buyer of any of its representations or warranties under this Agreement or in any schedule or certificate delivered in connection with this Agreement, shall survive the Closing indefinitely and Stockholder Indemnifiable Losses arising out of or resulting from any of the foregoing shall not be subject to the Deductible Amount or the Maximum Amount.

      11.6 No Contribution. The Stockholder shall have no right of contribution, indemnity or any other right or remedy against the Company in connection with any indemnification obligation or any other liability to which it may become subject under or in connection with this Agreement.

      11.7 No Consequential Damages. The parties hereby waive as against each other any claims as to consequential, special, exemplary or punitive damages, except to the extent consequential, special exemplary or punitive damages are awarded to a third party (pursuant to a settlement, arbitration ruling or judgment) against an indemnified party in circumstances under which such indemnified party is entitled to indemnification hereunder.

      11.8 Notice; Defense of Claims.

      (a) Notice of Claims. Promptly and no later than fifteen (15) days after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing (a "Claim Notice") to the indemnifying party, but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such Claim Notice. Such Claim Notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted.

      (b) Third Party Claims. With respect to third party claims, if within 20 days after receiving the Claim Notice the indemnifying party gives written notice (the "Defense Notice") to the indemnified party stating that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnified party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification.

      The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the indemnifying parties' obligation to indemnify the indemnified party therefor will be fully satisfied. The indemnifying party shall at all times control the conduct of the defense, provided that the indemnifying party shall keep the indemnified party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, the indemnified party shall at all times have the right to participate in such defense at its own expense directly or through counsel.

      If no Defense Notice is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party, including local counsel), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

      (c) Non-Third Party Claims. With respect to non-third party claims, if within 45 days after receiving the Claim Notice the indemnifying party does not give written notice to the indemnified party that it contests such indemnity, the amount of indemnity payable for such claim shall be as set forth in the Claim Notice. If the indemnifying party provides written notice to the indemnified party within such 45-day period that it contests such indemnity, the parties shall attempt in good faith to reach an agreement with regard thereto within 30 days of delivery of the indemnifying party's notice.

      11.9 Sole Remedy. From and after the Closing, the sole and exclusive remedy of the parties hereto with respect to any and all monetary claims (other than claims described in Sections 2.3, 11.3(b)(iv) and 11.5(b)(ii)) relating to this Agreement and the transactions contemplated hereby shall be the indemnification provisions set forth in this Section 11. The sole and exclusive remedy of the parties hereto with respect to any and all monetary claims relating to the Working Capital Adjustment shall be the dispute resolution provisions set forth in Section 2.3. With respect to non-monetary damages or relief (such as breaches of covenants to be performed after the Closing Date) or claims described in Sections 11.3(b)(iv) and 11.5(b)(ii), the remedies set forth in this Section 11 are cumulative and shall not be construed to restrict or otherwise affect any other remedies that may be available to the indemnified party under any agreement, pursuant to law or otherwise. In determining Losses hereunder, due account shall be taken of all relevant factors, including, without limitation, the net present value of (i) any insurance proceeds (net of any negative tax effects) and (ii) any deduction, credit, amortization, exclusion from income or other tax benefit realized by the indemnified party on the account of any Loss.

      11.10 Right of Offset. Without limiting any of Buyer's rights hereunder, any amounts due to the Stockholder under the Note may be offset in accordance with the terms of the Note in order to satisfy any unpaid amounts that become due to any Buyer Indemnified Party under this Agreement.

SECTION 12. MISCELLANEOUS.

      12.1 Governing Law. This Agreement shall be construed under and governed by the internal laws of Maryland without regard to its conflict of laws provisions.

      12.2 Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission or overnight courier of national reputation, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO THE COMPANY:

                                  Pathology Associates International Corporation 15 Worman's Mill Court, Suite 1
                                  Frederick, MD  21701
                                  Fax:  301-663-8994
                                  Attn:  President

TO THE STOCKHOLDER:               Science Applications International Corporation
                                  88 Prospect Street
                                  Suite 300, MS L-5
                                  La Jolla, CA  92037
                                  Fax:  858-826-4121
                                  Attn:  Kevin E. Murphy

With a copy to:                   Science Applications International Corporation
                                  10260 Campus Point Drive, MS F-3
                                  San Diego, CA  92121
                                  Fax:  858-826-4037
                                  Attn:  Shelley E. Bennett, Esq.

TO BUYER:                         Charles River Laboratories, Inc.
                                  251 Ballardvale Street
                                  Wilmington, MA 01887
                                  Fax: 978-694-9504
                                  Attn:  Dennis R. Shaughnessy, Esq.

With a copy to:                   Mintz, Levin, Cohn, Ferris, Glovsky and
                                  Popeo, P.C.
                                  One Financial Center
                                  Boston, MA  02111
                                  Fax:  617-542-2241
                                  Attn:  William T. Whelan, Esq.

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

      12.3 Entire Agreement. This Agreement, including the schedules and exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

      12.4 Assignability; Binding Effect. This Agreement shall only be assignable by Buyer to a corporation or partnership controlling, controlled by or under common control with Buyer upon written notice to the Company and the Stockholder, and such assignment shall not relieve Buyer of any liability hereunder. This Agreement may not be assigned by the Stockholder or the Company without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

      12.5 Captions. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof.

      12.6 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

      12.7 Modification, Amendment, Waiver. No modification or amendment of any provision of this Agreement shall be effective unless approved in writing by the parties to the Agreement. No party shall be deemed to have waived compliance by any other party with respect to any provision of this Agreement unless such waiver is in writing, and the failure of any party at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the rights of any party thereafter to enforce such provisions in accordance with their terms. No waiver of any provision of this Agreement shall be deemed to be a waiver of any other provision of this Agreement. No waiver of any breach of any provision of this Agreement shall be deemed the waiver of any subsequent breach thereof or of any other provision of this Agreement.

      12.8 Press Releases and Public Announcements. At all times Buyer and the Company shall obtain the prior written consent of the Stockholder, and the Company and the Stockholder shall obtain the prior written consent of Buyer, prior to issuing, or permitting any of their representatives to issue, any press release or make any other public disclosure or announcement or otherwise make any disclosure to any third person concerning the transactions contemplated hereby or the terms and conditions hereof or thereof; provided, however, that no party shall be prohibited from (a) supplying any such information to any of their representatives, attorneys, advisors, financing sources and otherwise to the extent necessary to complete the transactions so long as such representatives, attorneys, advisors, financing sources and others are made aware of and agree to be bound by the terms of this Section, (b) furnishing any such information pursuant to or as required by an applicable Law, or (c) disclosing any such information as necessary to comply with applicable stock exchange or SEC disclosure obligations. Should any disclosure be required to be made pursuant to clause (b) or (c) above, then to the extent practicable the party required to make such disclosure shall consult with the other parties hereto prior to making such release or disclosure. The foregoing notwithstanding, the parties hereto agree and acknowledge that a joint press release shall be issued upon the Closing hereunder which shall be mutually acceptable to all parties hereto.

      12.9 Arbitration. Any dispute, controversy or claim arising out of or in connection with this Agreement or any Ancillary Agreement (a "Claim") shall be resolved by binding arbitration in accordance with the provisions of this
Section 12.9. Any such arbitration shall be conducted in Frederick, Maryland. Upon the initiation of any Claim, the parties involved in such Claim shall attempt to mutually agree upon an arbitrator(s) to arbitrate the dispute. If the parties are unable to mutually agree upon an arbitrator(s) within 10 days following the initiation of such Claim, the parties shall request the American Arbitration Association (the "AAA") to appoint, on an expedited basis, three arbitrators who shall have substantial experience as arbitrators, be experienced in corporate transactions and the subject matter of the dispute and be able to commence arbitration proceedings (with at least an initial hearing), according to the requirements of this Section 12.9 and the Commercial Arbitration Rules and other complimentary rules of the AAA (the "Rules"), within 30 days after appointment. The arbitration proceeding shall be administered by the arbitrator(s) in accordance with the Rules as such arbitrator(s) deem appropriate. The decision of the arbitrator(s) shall be final and binding provided that such decision is in written form and recites the decision and all findings and orders relative to the implementation thereof. Each of the parties hereto hereby irrevocably submits to the jurisdiction of all federal and state courts of competent jurisdiction located in the Commonwealth of Massachusetts for the purpose of enforcing the decision of the arbitrator(s) and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Final judgment against either party may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction. Prior to receipt of the decision of the arbitrator(s), each party shall pay its own expenses in connection with any arbitration proceeding initiated hereunder and shall share the costs of the arbitrator(s). The arbitrator(s) may order that the prevailing party is entitled to have its costs (including AAA fees and attorney and other professional fees) paid by the other party; provided, however, that the arbitrator(s) shall have discretion to apportion the responsibility for the costs of the parties in the event that the decision of the arbitrator(s) is not solely in favor of one of the parties. Notwithstanding anything to the contrary contained herein, a party may seek injunctive relief without complying with the provisions of this Section 12.9; provided, however, that the parties agree that any arbitrator appointed hereunder shall have the authority to issue injunctive orders for specific enforcement.

      12.10 Consent of Third Parties. Anything to the contrary in this Agreement notwithstanding, to the extent that the transactions contemplated by this Agreement require the Consent of a third party, this Agreement shall not constitute an agreement to effect such transaction if it would constitute a breach or violation of any Contract or Consent or adversely affect Buyer's rights thereunder.

      12.11 Expenses. Each of the parties hereto shall bear its own costs and expenses, including fees and disbursements of their counsel and accountants, in connection with the negotiation and execution of this Agreement and each agreement executed in connection herewith and the consummation of the transactions contemplated hereby and thereby.

      12.12 Restrictions Under Securities Laws. The Company and the Stockholder acknowledge that they are aware (and their stockholders, partners, members, directors, members of governing bodies, employees, advisors, representatives and affiliates who are or will be apprised of matters relating to this Agreement, the agreements executed in connection herewith, or the transactions contemplated hereby and thereby have been advised), that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company. The Company and the Stockholder agree that they shall not, directly or indirectly, alone or with others, in any manner acquire or attempt to acquire or dispose of or attempt to dispose of any securities of Charles River Laboratories International, Inc. or any other person in violation of applicable securities laws, and that it shall instruct its representatives who are apprized of matters relating to this Agreement or the agreements executed in connection herewith, or the transactions contemplated hereby and thereby to comply with such prohibitions.

      12.13 Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for breach of the provisions of this Agreement and that any party hereto shall be entitled, in its sole discretion, to apply to any court of competent jurisdiction for specific performance or injunctive relief (without the need to post any bond or other security) in order to enforce or prevent any violations of the provisions of this Agreement pending a final determination of such matters. Unless expressly set forth herein to the contrary, all remedies set forth herein are cumulative and are in addition to any and all remedies provided either party at law or in equity.

      12.14 Severability. Any provision of this Agreement which may be determined to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Moreover, if any one or more provisions contained in this Agreement shall for any reason be held by any court of competent jurisdiction to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

      12.15 Non-solicitation. The parties agree that for a period of one year from the Closing Date, neither the Stockholder on the one hand nor Buyer or the Company on the other hand, without the prior written consent of the other party, shall directly or indirectly solicit for employment or hire any employee, consultant, officer or director of the other party. Notwithstanding the foregoing, the parties shall not be precluded from hiring any such employee, consultant, officer or director who (i) responds to any public advertisement placed by the hiring party, (ii) initiates employment discussions with the hiring party, as evidenced by the hiring party's written records or (iii) has been terminated by the other party prior to commencement of employment discussions between the hiring party and such employee, consultant, officer or director.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

                                        PATHOLOGY ASSOCIATES
                                        INTERNATIONAL CORPORATION

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        SCIENCE APPLICATIONS
                                        INTERNATIONAL CORPORATION

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        CHARLES RIVER LABORATORIES, INC.


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                    EXHIBIT A

                                    EXHIBIT B

THIS UNSECURED SUBORDINATED CONVERTIBLE NOTE (THIS "NOTE") AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

                        CHARLES RIVER LABORATORIES, INC.

                     UNSECURED SUBORDINATED CONVERTIBLE NOTE

$12,000,000                              January __, 2000 (the "Effective Date")

            CHARLES RIVER LABORATORIES, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of Science Applications International Corporation, a Delaware corporation (the "Holder"), the principal amount of TWELVE MILLION DOLLARS ($12,000,000), together with interest thereon calculated from the date hereof in accordance with the provisions of this Note. This Note is subordinate and junior in right of payment in full in cash of all "Senior Debt" of the Company as described in Section 4 below. Charles River Laboratories International, Inc. (f/k/a Charles River Laboratories Holdings, Inc.) (the "Parent"), the corporate parent of the Company, is executing this Note solely to agree to the provisions of Sections 2 and 6 below and for no other purpose, as further described in Section 9 below.

            1. Payment in Cash.

            1.1 Mandatory Payments of Interest and Principal. Commencing on the Effective Date, interest shall accrue on the unpaid principal amount of this Note outstanding from time to time at the rate of two percent (2%) per annum (the "Basic Interest Rate") (computed on the basis of a 365-day year and the actual number of days elapsed in any year). Interest shall not be compounded. Beginning on January ____, 2002, the Company shall pay to the Holder quarterly payments of accrued interest and quarterly principal payments of $750,000 on the ___ day of each January, April, July and October. The Company shall pay the entire remaining unpaid principal balance amount on January __, 2006 (the "Maturity Date"), together with any accrued and unpaid interest.

            1.2 Prepayments. (a) From the period beginning on the Effective Date and ending on _____, 2001 [90 days after Effective Date], the Company may, at its option, prepay the entire outstanding principal amount of this Note, together with interest accrued thereon, except that such interest shall be calculated at the rate of twelve percent (12%) per annum (the "Increased Interest Rate") accruing from the Effective Date through the date of prepayment. The Company shall send written notice to the Holder of its election to make a prepayment on this Note pursuant to this Section 1.2(a) by registered or certified mail, return receipt requested, at least five (5) days prior to the date of prepayment.

            (b) Beginning on January ____, 2003, the Company may, at its option, at any time and from to time, prepay all or any portion of the outstanding principal amount of this Note, together with interest accrued thereon, without penalty or premium. The Company shall send written notice to the Holder of its election to make a prepayment on this Note pursuant to this Section 1.2(b) by registered or certified mail, return receipt requested, at least thirty (30) days prior to the date of prepayment. Unless the Company receives, at least (10) ten days prior to the date of prepayment, written notice from the Holder of such Holder's election to convert the Note pursuant to Section 2 below, the Company shall pay the full amount which the Company intends to prepay, plus interest accrued on the outstanding principal amount through the date of prepayment specified in the Company's notice.

2. Payment by Optional Conversion.

      2.1 Conversion; Conversion Price. The Holder has the right, at its option, at any time after January 31, 2002 and until this Note is paid in full, to convert, in lieu of payment of cash, the then-outstanding principal balance of this Note (or any portion thereof in an amount not less than $3,000,000) into that number of fully paid and nonassessable shares of the Parent's Common Stock, par value $.01 per share ("Common Stock"), equal to (i) the principal amount hereof that the Company elects to convert divided by (ii) the Conversion Price. The Conversion Price shall be equal to the product of (A) $_________ per share (which is the Market Price (as hereafter determined) of the Common Stock in effect on December 21, 2000), and (B) one hundred and two percent (102%). Common Stock into which this Note may be converted is referred to herein as "Conversion Stock." "Market Price" shall mean the average of the closing price of the Common Stock on the New York Stock Exchange, or if there has been no sales on such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, in each such case averaged over a period of the thirty (30) calendar days prior to the December 21, 2000. Notwithstanding anything contained herein to the contrary, no conversion may be made of principal in any amount less than $3,000,000 and in no event shall the amount of any interest accrued hereunder be convertible into shares of Common Stock.

      2.2 Changes in Common Stock. If the Parent shall (i) combine the outstanding shares of Common Stock into a lesser number of shares, (ii) subdivide the outstanding shares of Common Stock into a greater number of shares, or (iii) issue additional shares of Common Stock as a dividend or other distribution with respect to the Common Stock, the number of shares of Conversion Stock shall be equal to the number of shares which the Holder would have been entitled to receive after the happening of any of the events described above if such shares had been issued immediately prior to the happening of such event, such adjustment to become effective concurrently with the effectiveness of such event. The Conversion Price in effect immediately prior to any such combination of Common Stock shall, upon the effectiveness of such combination, be proportionately increased. The Conversion Price in effect immediately prior to any such subdivision of Common Stock or at the record date of such dividend shall upon the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced.

      2.3 Reorganizations and Reclassification. If there shall occur any capital reorganization or reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in Section 2.2), then, as part of any such reorganization or reclassification, lawful provision shall be made so that the Holder shall have the right thereafter to receive upon the conversion hereof the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization or reclassification, such Holder had held the number of shares of Common Stock which were then purchasable upon the conversion of this Note. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Parent) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Conversion Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Note.

      2.4 Merger, Consolidation or Sale of Assets. (a) If there shall be a merger or consolidation of the Parent with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Parent or the acquisition by the Parent of other businesses where the Parent survives as a going concern), or the sale of all or substantially all of the Parent's capital stock or assets to any other person, then as a part of such transaction, provision shall be made so that the Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Parent, or of the successor corporation resulting from the merger, consolidation or sale, to which the Holder would have been entitled if the Holder had converted this Note immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 to the end that the provisions of this Section 2 shall be applicable after that event in as nearly equivalent a manner as may be practicable.

            (b) Notwithstanding any provision of this Note to the contrary, if there shall occur a Change of Control (as hereafter defined) of the Parent, the Holder, may elect, at its option, to (i) convert this Note pursuant to Section
2.1 above or (ii) relinquish all of its rights hereunder to convert this Note, in which case it shall be entitled to receive interest on the outstanding principal balance of this Note at a rate equal to the Increased Interest Rate beginning on the Effective Date. For purposes hereof, "Change of Control" shall mean the consummation of any transaction, the result of which is that any person [other than DLJ] becomes owner, directly or indirectly, by merger, sale of assets or otherwise, of 51% or more of the voting rights of the Parent. The Parent shall send written notice to the Holder of its election to enter into a transaction giving rise to a Change in Control by registered or certified mail, return receipt requested, at least twenty (20) days prior to the effective date of such transaction. The Holder shall notify the Parent and the Company in writing no later than five (5) days prior to the effective date of the transaction giving rise to the Change of Control of its election pursuant to this Section 2.4(b). If the Holder elects to increase the interest rate of this Note to the Increased Interest Rate pursuant to clause (ii), the amount of interest due hereunder shall be recalculated from the Effective Date, the Company shall receive credit for any interest previously paid at the Basic Interest Rate and the amount of past due interest based on such recalculation shall be due and payable on the next quarterly interest payment date.

      2.5 Mechanics of Conversion. Before the Holder of this Note shall be entitled to convert the same into shares of Common Stock of the Parent pursuant to this Section 2, it shall surrender this Note duly endorsed, at the office of the Parent , and shall give written notice by mail, postage prepaid, to the Parent at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares are to be issued. The Parent shall, promptly thereafter, issue and deliver to such Holder, or the nominee or nominees of such Holder, at the address specified by such Holder, a certificate or certificates for the number of shares as aforesaid, provided, however, that if the person in whose name certificates are requested to be registered is other than the registered owner of this Note, the Parent may require, prior to issuance of a certificate in the name of such other person, that it receive reasonable transfer documentation including opinions or other evidence that the issuance of certificates in such other name as requested does not and will not cause a violation of the Securities Act of 1933, as amended (the "Securities Act"), any similar Federal statute at the time in effect or any applicable state securities laws. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note with such notice, and the person or persons entitled to receive the shares of stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares as of such date. In the event of a conversion of less than the entire outstanding principal amount of this Note, the Company and the Parent, if applicable shall deliver to the Holder a new note substantially in the form of this Note, representing the portion of the principal amount of this Note so surrendered in connection with such conversion but which was not converted.

      2.6 Reservation of Stock Issuable Upon Conversion. The Parent shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note.

      2.7 Securities Act of 1933. Upon conversion of this Note, the Holder will be required to execute and deliver to the Parent an instrument, in form satisfactory to the Parent, representing that the shares issuable upon conversion hereof are being acquired for investment and not with a view to distribution within the meaning of the Securities Act.

      2.8 No Fractional Shares and Certificates. No fractional shares shall be issued upon conversion of this Note and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share and the Company shall pay to the Holder in cash an amount equal to the Conversion Price then in effect multiplied by the fractional share.

3. No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Holder hereof or its transferees the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Parent or of any other matter, or any rights whatsoever as a shareholder of the Parent , unless and to the extent converted.

4. Unsecured; Subordination. (a) This Note is an unsecured obligation of the Company. This Note is subordinate and junior in right of payment to the prior payment in full in cash of all Senior Debt of the Company. "Senior Debt" of the Company shall mean all indebtedness of the Company (of any kind or nature, whether contingent or otherwise) now outstanding or hereafter created, assumed or guaranteed by the Company (but excluding any indebtedness of the Company that is (i) incurred in connection with the Company's acquisition of assets or interests in any person or entity and (ii) convertible into shares of the Company or the Parent), unless the instrument evidencing the same expressly provides that such indebtedness shall not constitute "Senior Debt" for purposes of this Note, in each case including any extension or renewal thereof and any refinancing or replacement of such indebtedness (whether such extension, renewal, refinancing or replacement is for a lesser, the same or a greater principal amount than the then existing or original amount of such indebtedness), and the Holder agrees, if requested by the Company, to execute an intercreditor and subordination agreement with, and in a form satisfactory to, the lender(s) of any such Senior Debt.

      (b) Subordination Riders to be provided by Mayer Brown.

5. Events of Default. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

            (a) the Company fails to pay when due and payable (whether at maturity or otherwise) the full amount of any principal payment of this Note, and such failure is not cured within ten (10) days after the occurrence thereof;

            (b) the Company fails to pay when due and payable (whether at maturity or otherwise) the full amount of interest then accrued on any Note, and such failure is not cured within ten (10) days after the occurrence thereof; or

            (c) the Company makes an assignment for the benefit of creditors or admits in writing its ability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (A) the Company by any act indicates its approval thereof, consent thereto or acquiescence therein or
(B) such petition, application or proceeding is not dismissed with sixty (60) days.

      Upon the occurrence of an Event of Default, the Holder shall have the option to declare the entire outstanding principal balance of this Note, together with accrued and unpaid interest thereon, to be immediately due and payable and the Holder shall also be entitled to exercise all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law.

6. Registration Rights

      (a) Piggyback Registration.

            (i) Participation. If the Parent elects to file a registration statement under the Securities Act covering the offer and sale of any Common Stock (or equity securities converted into Common Stock) in connection with any public offering (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation), the Parent shall give written notice thereof to the Holder at least seven (7) business days before filing. The Holder shall have a Piggyback Registration Right to participate in such offering upon the giving of notice to the Parent within three (3) business days of receipt by it of notice from the Parent. If the Holder notifies the Parent of its intent to exercise such Piggyback Registration Right, subject to
(a) (ii) and (a)(iii) below, the Parent shall include in such registration statement such number of shares of Common Stock held by the Holder following a full or partial conversion of this Note ("Registrable Securities") as requested by the Holder. If the public offering is underwritten, such Registrable Securities shall be included in the underwriting for the public offering on the same terms and conditions as the securities otherwise being sold in such offering.

            (ii) Underwriters' Cutback. If the public offering is underwritten and, in the opinion of the managing underwriter of such offering the inclusion of any or all of the shares of Registrable Securities requested to be registered would be impracticable, then the number of shares of Registrable Securities to be included in the offering shall be reduced (including the possibility that the underwriter(s) shall not allow the registration of any Registrable Securities), with the participation in such offering to be in the following order of priority: (1) first, securities to be issued by the Parent shall be included, and (2) second, any other Common Stock required to be included pursuant to any demand registration right granted to any other holder of Common Stock shall be included, and (3) third, Registrable Securities and any other Common Stock entitled to registration rights requested to be included, on a pro rata basis, shall be included.

            (iii) Underwriting Agreement. In connection with any registration under this Section 6 (a) involving an underwriting, the Parent shall not be required to include any Registrable Securities in such registration unless the Holder accepts the terms of the underwriting as determined by the underwriters selected by the Parent (provided that such terms must be consistent with the applicable provisions of this Note and provided, further, that any inability of the Holder to agree with the underwriters shall not restrict the ability of the Parent to proceed with the registration).

      (b) Demand Registration Rights.

            (i) In General. Subject to clause (ii) of this Section (b), the Holder may request, on not more than two occasions, by written notice to the Parent that the Parent file a Registration Statement under the Securities Act covering the Registrable Securities, provided, however, that the Holder shall not exercise such Demand Registration Right unless the reasonably anticipated aggregate price to the public, net of underwriting discounts and commissions, is in excess of $6,000,000.

            (ii) Effectiveness. Subject to the following sentences, the Parent shall be obligated to prepare, file and use its best efforts to cause a Registration Statement to become effective in connection with each Demand Registration requested pursuant to (b), and to remain effective for a period of ninety days or until the sale of all securities registered thereunder. If (A) the Parent withdraws a Registration Statement filed pursuant to a Demand Registration prior to the effectiveness thereof, or (B) the sale of securities to which a Registration Statement filed pursuant to a Demand Registration applies is not consummated other than by action of the Selling Holder, such Registration Statement shall not be counted in determining the number of registrations in which Holder's securities have been included or otherwise adversely affect Holder's rights hereunder.

            (iii) Managing Underwriter. The managing underwriter or underwriters of any underwritten public offering covered by a Demand Registration shall be selected by the Parent.

            (iv) Parent's Right to Defer. If the Parent is requested to effect a Demand Registration, the Parent shall have the right to defer such filing for a period of not more than 180 days after receipt of the request for such registration from the Holder of Registrable Securities requesting such registration; provided that during such time the Parent may not file a registration statement (other than a registration statement on Form S-4 or Form S-8 or a registration statement already approved by the Board) for securities to be issued and sold for its own account or that of anyone other than the Holder of Registrable Securities requesting such registration.

            (v) Notwithstanding the foregoing, the Parent shall not be obligated to take any action pursuant to this section (b): (A) if the Parent, within ten
(10) days of the receipt of the request of the Holder pursuant to (b)(i) above, gives notice of its bona fide intention to effect the filing of a Registration Statement with the U.S. Securities and Exchange Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (B) during the period starting with the date sixty (60) days prior to the Parent's estimated date of filing of, and effective date of, any Registration Statement pertaining to securities of the Parent (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Parent is actively employing in good faith all reasonable effort to cause such Registration Statement to become effective, (c) within six (6) months after the effective date of any other Registration Statement on Form S-1 or Form S-3 of the Parent or (d) if the Parent, within ten (10) days of the receipt of the request of the Holder pursuant to (b)(i) above, gives notice that the board of directors of the Parent has determined in the exercise of its good faith business judgment that the filing of a registration statement would unreasonably interfere with the Parent's strategic financing plans, provided, however, that the Parent shall not use this right under this clause (d) more than once in any twelve (12) month period.

      (c) "Stand-Off" Agreement. The Holder, if requested by the Parent and the managing underwriter of an offering by the Parent of Common Stock or other securities of the Parent pursuant to a Registration Statement covering Common Stock to be sold on its behalf to the public agrees not to sell, make any short sale of, loan, grant any option for the purchase of, publicly or otherwise transfer or dispose of any Registrable Securities or other securities of the Parent held by the Holder other than shares included in the registration for the period of ninety (90) days following the effective date of such Registration Statement, provided all officers and directors are similarly bound.

      (d) Indemnification.

            (i) Indemnification by the Parent. The Parent agrees to indemnify and hold harmless the Holder of Registrable Securities which has included Registrable Securities in a registration statement, its officers, directors and agents and each person, if any, who controls such Holder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or final prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission based upon information furnished to the Parent by the Holder of the Registrable Securities or on such Holder's behalf expressly for use therein; provided, that with respect to any untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned if it is determined that it was the responsibility of the Holder of such Registrable Securities to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Parent also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Holder of such Registrable Securities provided in this section (d).

            (ii) Indemnification by the Holder of Registrable Securities. The Holder of Registrable Securities, to the extent it is selling Registrable Securities ("Selling Holder"), agrees to indemnify and hold harmless the Parent, its directors and officers and each person, if any, who controls the Parent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Parent to the Selling Holder, but only with respect to, and to the extent that, information furnished by the Selling Holder or on the Selling Holder's behalf expressly for use in any registration statement or final prospectus relating to the Registrable Securities (or any amendment or supplement thereto, or any preliminary prospectus) which contained an untrue statement or alleged untrue statement of a material fact or omitted or allegedly omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding anything to the contrary contained herein, the liability of the Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense that is equal to the proportion that the public offering price of the shares of Registrable Securities sold by the Holder bears to the total public offering price of all securities sold in such offering. In case any action or proceeding shall be brought against the Parent or its directors or officers, or any such controlling Person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Parent, and the Parent or its directors or officers or such controlling Person shall have the rights and duties given to such Selling Holder, by the preceding subsection. The Selling Holder also agrees to indemnify and hold harmless the underwriters on substantially the same basis of that of the indemnification of the Parent provided in the preceding subsection.

      (e) Contribution. If the indemnification provided for herein is unavailable to the Parent, the Selling Holder or the underwriters in respect of any losses, claims, damages, liabilities, expenses or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses and judgments (i) as between the Parent and the Selling Holder on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Parent and the Selling Holder on the one hand and the underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Parent and the Selling Holder on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or judgments, as well as any other relevant equitable considerations and (ii) as between the Parent on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Parent and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Parent and the Selling Holder on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Parent and the Selling Holder bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Parent on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Parent and the Holder agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, expenses or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (f) Registration Expenses.

            (i) Registrations Rights. The Parent shall bear all registration expenses incurred in connection with Piggyback Registration Rights and Demand Registration Rights, which may include the reasonable attorneys' fees and costs of one special counsel to the Holder (unless Parent's counsel is willing to serve as counsel to the Holder in connection with such registrations).

            (ii) Expenses of Registrant. The Parent shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with any listing of the securities to be registered on a securities exchange, and the fees and expenses of any person, including special experts, retained by the Parent .

      (f) Termination of Registration Rights. Notwithstanding anything to the contrary contained herein, the registration rights set forth herein shall terminate at any time that the Holder is able to sell all of its Registrable Securities under Rule 144 of the Securities Act in a single transaction without exceeding the volume limitations thereunder.

7. General.

      (a) Governing Law. This Note shall be governed by and construed in accordance with the law of The State of Maryland.

      (b) Severability. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

      (c) Successors and Assigns; Transferability. This Note shall be binding upon the Company and its successor and assigns and shall inure to the benefit of the Holder and its successors and permitted assigns (which shall include permitted transferees). This Note may not be assigned by the Holder, except to an Affiliate of the Holder. For purposes hereof, an "Affiliate" shall mean any person who, directly or indirectly, controls, is controlled by or is under common control with, the Holder.

      (d) Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or to the Holder thereof at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

            If to the Holder:     _______________

                                  _______________

                                  _______________

                                  _______________

            If to the Company to: _______________

                                  _______________

                                  _______________

                                  _______________

            If to the Parent to:  _______________

                                  _______________

                                  _______________

                                  _______________

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

      (e) Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment or the giving of notices under this Note shall fall on Saturday, Sunday or on a day which in Maryland shall be a legal holiday, then the date for the making of that payment or the giving of notices shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

      8. Right of Off-Set. If and to the extent that the Holder or its successors or permitted assigns pursuant to that certain Stock Purchase Agreement dated as of December 21, 2000, by and among the Company, Pathology Associates International Corporation and the Holder (the "Stock Purchase Agreement") is required to make any payment under the Stock Purchase Agreement to the

Company or to any Buyer Indemnified Party (as defined in the Stock Purchase Agreement) and has failed to do so within the time required in the Stock Purchase Agreement, the Company may elect to deduct the amount of any such payment from amounts due to the Holder under this Note, provided that the Company gives the Holder five (5) days' prior notice of the Company's intention to so offset and the Holder is permitted to pay to the Company such unpaid amount during such (5) day period, it being agreed that during such five (5) day period, the Holder shall not be permitted to convert this Note, notwithstanding any provision hereof to the contrary. The amount of any such deduction shall reduce by an equal amount the obligation of the Company to make such payment to the Holder. The Company shall provide to the Holder an accounting of amounts offset against payments due hereunder.

      9. Parent's Limited Obligations. By its signature below, the Parent agrees to its obligations set forth in Sections 2 and 6 above, but assumes no liability for any other obligation hereunder. By its acceptance of this Note, the Holder acknowledges and agrees that Parent's obligations hereunder are limited solely to Sections 2 and 6 above, and that Parent shall have no liability whatsoever hereunder as co-maker, endorser, guarantor or other party responsible for payment or performance hereunder (except for Sections 2 and 6 above).

            IN WITNESS WHEREOF, the Company has executed and delivered this Note on January ____ , 2001.

                                             CHARLES RIVER LABORATORIES, INC.

Attest                                       By_________________________________
_____________________________                Its _______________________________

Sections 2 and 6 above agreed to:

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

By: _______________________
Its: ______________________

                                    EXHIBIT C